EXHIBIT 10.9
                                                     ------------


           FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

                           dated as of

                          March 7, 2002

         for Credit Agreement originally executed as of

                        November 25, 1997

                              among

                           CADIZ INC.,

                    The Lenders Party Hereto

                               and

                 ING BARING (U.S.) CAPITAL LLC,

                     as Administrative Agent


                        TABLE OF CONTENTS
                                                             Page

SECTION 1.01 Defined terms. . . . . . . . . . . . . . . . . . . . . . . . ..2
SECTION 1.02 [Intentionally Omitted]. . . . . . . . . . . . . . . . . . . .18
SECTION 1.03 Terms Generally. . . . . . . . . . . . . . . . . . . . . . . .18
SECTION 1.04 Accounting Terms; GAAP. . . . . . . . . . . . . . . . . . . . 18
SECTION 2.01 Commitments. . . . . . . . . . . . . . . . . . . . . . . . . .19
SECTION 2.02 Loans and Borrowings. . . . . . . . . . . . . . . . . . . . . 19
SECTION 2.03 Requests for Borrowings. . . . . . . . . . . . . . . . . . . .20
SECTION 2.04 Borrowing. . . . . . . . . . . . . . . . . . . . . . . . . . .20
SECTION 2.05 [Intentionally Omitted] . . . . . . . . . . . . . . .. . . . .20
SECTION 2.06 Funding of Borrowings. . . . . . . . . . . . . . . . . . . . .20
SECTION 2.07 Conversion of Rights for Holders of Tranche B Loans. . . . . .21
SECTION 2.08 Security. . . . . . . . . . . . . . . . . . . . . . . . . . . 27
SECTION 2.09 Termination and Reduction of Commitments. . . . . . . . . . . 28
SECTION 2.10 Repayment of Loans; Evidence of Debt. . . . . . . . . . . . . 29
SECTION 2.11 Prepayment of Loans; Reborrowings. . . . . . . . . . . . . . .30
SECTION 2.12 Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
SECTION 2.13 Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . 30
SECTION 2.14 Stock Payment Election. . . . . . . . . . . . . . . . . . . . 31
SECTION 2.15 Increased Costs. . . . . . . . . . . . . . . . . . . . . . . .32
SECTION 2.16 Increased Costs; Problems Ascertaining
             Applicable Interest Rate. . . . . . . . . . . . . . .. . . . .33
SECTION 2.17 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
SECTION 2.18 Payments Generally; Pro Rata Treatment;
             Sharing of Set-offs. . . . . . . . . . . . . . . . . . . . . .34
SECTION 2.19 Mitigation Obligations; Replacement of Lenders. . . . . . . . 35
SECTION 2.20 Break Funding Payments. . . . . . . . . . . . . . . . . . . . 36
SECTION 2.21 Certain Mandatory Prepayments . . . . . . . . . . . . . . . . 37
SECTION 2.22 Registration Rights . . . . . . . . . . . . . . . . . . . . . 38
SECTION 3.01 Organization Powers . . . . . . . . . . . . . . . . . . . . . 39
SECTION 3.02 Authorization; Enforceability . . . . . . . . . . . . . . . . 39
SECTION 3.03 Governmental Approvals; No Conflicts . . . . . . . . . . . . .39
SECTION 3.04 Financial Condition; No Material Adverse Change . . . . . . . 39
SECTION 3.05 Properties . . . . . . . . . . . . . . . . . . . . . . . . . .40
SECTION 3.06 Litigation and Environmental Matters . . . . . . . . . . . . .40
SECTION 3.07 Compliance with Laws and Agreements . . . . . . . . . . . . . 40
SECTION 3.08 Investment and Holding Company Status . . . . . . . . . . . . 41
SECTION 3.09 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
SECTION 3.10 ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
SECTION 3.11 Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . .41
SECTION 3.12 Security Interests . . . . . . . . . . . . . . . . . . . . . .41
SECTION 3.13 Participating Subsidiaries . . . . . . . . . . . . . . . . . .42
SECTION 3.14 Inactive Subsidiaries . . . . . . . . . . . . . . . . . . . . 42
SECTION 3.15 Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . .42
SECTION 3.16 Excluded Items . . . . . . . . . . . . . . . . . . . . . . . .42
SECTION 3.17 Equity Acquisition Assets . . . . . . . . . . . . . . . . . . 42

                             Page i

SECTION 3.18 Rolling Stock. . . . . . . . . . . . . . . . . . . . . . . . .42
SECTION 3.19 Certain Acknowledgements . . . . . . . . . . . . . . . . . . .43
SECTION 3.20 No Satisfaction. . . . . . . . . . . . . . . . . . . . . . . .43
SECTION 4.01 Effective Date . .. . . . . . . . . . . . . . . . . . . . . . 44
SECTION 4.02 Each Credit Event . . .. . . . . . . . . . . . . . . . . . . .48
SECTION 5.01 Financial Statements and Other Information. . . . . . . . . . 48
SECTION 5.02 Notices of Material Events. . . . . . . . . . . . . . . . . . 49
SECTION 5.03 Existence; Conduct of Business. . . . . . . . . . . . . . . . 50
SECTION 5.04 Payment of Obligations. . . . . . . . . . . . . . . . . . . . 50
SECTION 5.05 Maintenance of Properites; Insurance. . . . . . . . . . . . . 50
SECTION 5.06 Books and Records; Inspection Rights. . . . . . . . . . . . . 50
SECTION 5.07 Compliance with Laws. . . . . . . . . . . . . . . . . . . . . 50
SECTION 5.08 Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . .50
SECTION 5.09 New Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . 51
SECTION 5.10 Acquisition by Borrower. . . . . . . . . . . . . . . . . . . .51
SECTION 5.11 Acquisitions with Proceeds of Loans . . . . . . . . . . . . . 52
SECTION 5.12 Revolving Credit Agreement Warrants . . . . . . . . . . . . . 52
SECTION 5.13 Stock Payment Common Stock. . . . . . . . . . . . . . . . . . 53
SECTION 5.14 Conversion Shares. . . . . . . . . . . . . . . . . . . . . . .53
SECTION 6.01 Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . 53
SECTION 6.02 Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . .54
SECTION 6.04 Fundamental Changes. . . . . . . . . . . . . . . . . . . . . .55
SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions . . 56
SECTION 6.05 Hedging Agreements. . . . . . . . . . . . . . . . . . . . . . 56
SECTION 6.06 Restricted Payments. . . . . . . . . . . . . . . . . . . . . .56
SECTION 6.07 Transactions with Affiliates. . . . . . . . . . . . . . . . . 56
SECTION 6.08 Restrictive Agreements. . . . . . . . . . . . . . . . . . . . 57
SECTION 6.09 Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . .57
SECTION 6.10 Management Fees from Sun World. . . . . . . . . . . . . . . . 57
SECTION 8.01 Appointment, Powers and Immunities . . . . . . . . . . . . . .61
SECTION 8.02 Administrative Agent in its Individual Capacity. . . . . . . .61
SECTION 8.03 Nature of Duties of Administrative Agent. . . . . . . . . . . 62
SECTION 8.04 Certain Rights of Administrative Agent. . . . . . . . . . . . 62
SECTION 8.05 Reliance by Administrative Agent. . . . . . . . . . . . . . . 62
SECTION 8.06 Sub-Agents. . . . . . . . . . . . . . . . . . . . . . . . . . 63
SECTION 8.07 Resignation by Administrative Agent. . . . . . . . . . . . . .63
SECTION 8.08 Non-Reliance on Administrative Agent and Other Lenders. . . . 63
SECTION 8.09 Security Documents. . . . . . . . . . . . . . . . . . . . . . 64
SECTION 9.01 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . .64
SECTION 9.02 Waivers; Amendments. . . . . . . . . . . . . . . . . . . . . .66
SECTION 9.03 Expenses; Indemnity; Damage Waiver. . . . . . . . . . . . . . 67
SECTION 9.04 Successors and Assigns. . . . . . . . . . . . . . . . . . . . 68
SECTION 9.05 Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . 70
SECTION 9.06 Counterparts; Integration, Effectiveness . . . . . . . . . . .70
SECTION 9.07 Severability. . . . . . . . . . . . . . . . . . . . . . . . . 70
SECTION 9.08 Right of Setoff. . . . . . . . . . . . . . . . . . . . . . . .70

                             Page ii

SECTION 9.09 Governing Law; Jurisdiction;
             Consent to Service of Process. . . . . . . . . . . . . . . . .71
SECTION 9.10 Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . . 71
SECTION 9.11 Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . 72
SECTION 9.12 Confidentiality . . . . . . . . . . . . . . . . . . . . . . . 72
SECTION 9.13 Foreclosure of Cadiz/Sun World Lease. . . . . . . . . . . . . 72
SECTION 9.14 Waiver of Anti-Deficiency Protection. . . . . . . . . . . . . 73
SECTION 9.15 Costs Borne by Non-Prevailing Party . . . . . . . . . . . . . 73
SECTION 9.16 Interest Rate Limitation. . . . . . . . . . . . . . . . . . . 73
SECTION 9.17 Status of ING . . . . . . . . . . . . . . . . . . . . . . . . 73
SECTION 9.18 Amendments to Sun World Indenture . . . . . . . . . . . . . . 73
SECTION 9.19 General Release . . . . . . . . . . . . . . . . . . . . . . . 74

SCHEDULES:

Schedule 2.01 -- Commitments
Schedule 2.04 -- Borrower's Wire Instructions for Initial Borrowing
Schedule 3.13 -- Borrower's Participating Subsidiaries
Schedule 3.14 -- Borrower's Inactive Subsidiaries
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.08 -- Existing Restrictions

EXHIBITS:
Exhibit A - Additional Stock Letter Agreement
Exhibit B - Form of Assignment and Acceptance
Exhibit C - Cadiz Reaffirmation Agreement
Exhibit D - Fee Warrant Certificate
Exhibit E - Tranche A Note, with Amendments thereto (previously executed) Exhibit F - Tranche B Note
Exhibit G - Purchaser Certificate
Exhibit H - Registration Rights Addendum
Exhibit I -  Fourth Amendment to Revolving Credit Note
Exhibit J -  Fourth Modification of Pledge and Security Agreement
Exhibit K - Fourth Modification of Revolver Deed of Trust
Exhibit L - Fourth Modification of Revolver SWFG Deed of Trust
Exhibit M - Fourth Modification of Revolver Piute Deed of Trust
Exhibit N - Form of Opinion of Borrower's Counsel

                            Page iii

          FIFTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 7, 2002, among CADIZ INC. (f/k/a Cadiz Land Company, Inc.), the LENDERS party hereto, and ING BARING (U.S.) CAPITAL LLC. (f/k/a ING Baring (U.S.) Capital Corporation), as Administrative Agent.

                      W I T N E S S E T H:

          WHEREAS, pursuant to that certain Revolving CrediL Agreement, dated as of November 25, 1997 (the "1997 Revolving Credit Agreement"), among Borrower, the Lenders party thereto and the Administrative Agent, as agent for such Lenders, such Lenders agreed to provide a revolving credit facility to Borrower;

          WHEREAS, pursuant to that certain First Amendment to Credit Agreement, dated as of September 28, 1999, by and between Borrower, Lenders and the Administrative Agent (the "First Amendment Agreement"), the parties agreed to amend certain terms of the 1997 Revolving Credit Agreement;

          WHEREAS, pursuant to that certain Second Amendment to Credit Agreement, dated as of December 22, 1999, by and between Borrower, Lenders and the Administrative Agent (the "Second Amendment Agreement"), and the other Second Amendment Documents, as defined in the Second Amendment Agreement (collectively, the "Second Amendment Documents"), the parties agreed to amend certain terms of the 1997 Revolving Credit Agreement, as amended and in effect at that time;

          WHEREAS, pursuant to that certain Third Amendment to Credit Agreement, dated as of December 22, 2000, by and between Borrower, Lenders and the Administrative Agent (the "Third Amendment Agreement"), as amended by that certain First Amendment to Third Amendment to Credit Agreement dated as of October 22, 2001 between Borrower, Lenders and the Administrative Agent, and the other Third Amendment Documents, as defined in the Third Amendment Agreement (collectively, the "Third Amendment Documents"), the parties agreed to amend certain terms of the 1997 Revolving Credit Agreement, as amended and in effect at that time;

          WHEREAS, pursuant to that certain Fourth Amendment to Credit Agreement, dated as of January 31, 2002, by and between Borrower, Lenders and the Administrative Agent (the "Fourth Amendment Agreement"), and the other Fourth Amendment Documents, as defined in the Fourth Amendment Agreement (collectively, the "Fourth Amendment Documents"), the parties agreed to amend certain terms of the 1997 Revolving Credit Agreement, as amended and in effect at that time;

          WHEREAS,  the  Borrower  has requested  that  the  1997
Revolving Credit Agreement, as amended and in effect at this time, be amended and restated in its entirety and that an additional new $10 million convertible revolving facility be added to the existing credit facility;

          WHEREAS, the Lenders and the Administrative Agent are willing to amend and restate the 1997 Revolving Credit Agreement, as amended and in effect at this time, in its entirety on the terms and subject to the conditions and requirements set forth in this Agreement.

          NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties to this Agreement hereby agree to amend and restate the 1997 Revolving Credit Agreement, as amended and in effect at this time, in its entirety as follows:

                            ARTICLE I

                           DEFINITIONS
                           -----------

          SECTION 1.01.  DEFINED TERMS.  As used in this
Agreement, the following terms have the meanings specified below:

           "ADDITIONAL STOCK LETTER AGREEMENT" means that certain letter agreement between Borrower and Administrative Agent in the form as attached hereto in Exhibit A that provides that Borrower shall issue 25,000 shares of Borrower's common stock to the Administrative Agent if at least the principal amount of $10,000,000 of Term Loan Obligations and/or Tranche A Loans are not prepaid (and, to the extent that Tranche A Loans are prepaid, with the termination and permanent reduction of Tranche A Commitments in such amount) between the Effective Date and on or prior to July 31, 2002.

          "ADMINISTRATIVE AGENT" means ING Baring (U.S.) Capital
LLC, in its capacity as administrative agent for the Lenders hereunder.

          "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative
Questionnaire in a form supplied by the Administrative Agent.

          "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common
Control with the Person specified.

          "AGREEMENT" means this Fifth Amended and Restated
Credit Agreement, dated as of the date set forth above, among Borrower, the Lenders party hereto, and the Administrative Agent.

          "APPLICABLE INTEREST RATE" means, with respect to any Borrowing for any Interest Period, either (a) if the Borrower does not elect the Stock Payment Election, the Cash Payment Rate, or (b) if the Borrower elects the Stock Payment Election, the Stock Payment Rate.

          "APPLICABLE PERCENTAGE" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

          "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit B or any other form approved by the Administrative Agent.

          "AVAILABILITY PERIOD" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

          "BOARD" means the Board of Governors of the Federal
Reserve System of the United States of America.

          "BORROWER" means Cadiz Inc., a Delaware corporation.

          "BORROWING" means Loans of a Lender made, converted or continued on the same date.

          "BORROWING REQUEST" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

          "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

          "CADIZ REAFFIRMATION AGREEMENT" means the agreement evidencing Borrower's assumption and reaffirmation of all liabilities and obligations of Cadiz Valley Development Corporation in the form as attached hereto in Exhibit C.

          "CADIZ/SUN WORLD LEASE" means that certain Agricultural Lease by and between Southwest Fruit Growers, L.P. and the Borrower (both in its own capacity and as successor by merger to Cadiz Valley Development Corporation), the lessors, and Sun World, as lessee, dated as of September 13, 1996, as amended by that certain Amendment to Lease with Lender Cure Rights between Southwest Fruit Growers, L.P., Cadiz, Sun World and Credit Agricole, dated as of September 13, 1996, as further amended by that certain Amendment to Agricultural Lease, dated as of April 16, 1997, as further amended from time to time.

          "CADIZ/SUN WORLD SERVICES AGREEMENT" means that certain
Services Agreement between Borrower and Sun World, dated
September 13, 1996, as amended by that certain Amendment dated as of April 16, 1997, as further amended from time to time.

          "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "CASH EQUIVALENT" has the meaning assigned to such term in the Sun World Indenture.

          "CASH PAYMENT RATE" means the sum of (a) the LIBO Rate, computed in accordance with Section 2.13, plus (b) 3.0%.

          "CHANGE IN CONTROL" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Commission thereunder as in effect on the date hereof), of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower;
(b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

          "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "CHARGES" has the meaning ascribed to such term in
Section 9.16 hereof.

          "CLOSING PRICE" means the last sale price per share of Common Stock regular way or, in the case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading on such exchange, the average of the last reported bid and asked prices as reported by Nasdaq, or other similar organization if Nasdaq is no longer reporting such information, or if not so available, the fair market price, as determined in good faith by the Administrative Agent.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COMMISSION" means the Securities and Exchange
Commission.

          "COMMITMENT" means, with respect to each Lender, the sum of such Lenders' Tranche A Commitments and Tranche B Commitments, as such commitments may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of all of the Lenders' Commitments on the Effective Date will be $25,000,000.

          "COMMON STOCK" means authorized common stock, $0.01 par value, of the Borrower.

          "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

          "CONVERSION LOAN AMOUNT" shall have the meaning ascribed to such term in Section 2.07(a) hereof.

          "CONVERSION PRICE" shall have the meaning ascribed to such term in Section 2.07(a) hereof.

          "CONVERSION SHARES" shall have the meaning ascribed to such term in Section 2.07(b) hereof.

          "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "DISCLOSED MATTERS" means the actions, suits and proceedings and the environmental matters disclosed in any periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Commission that are publicly available.

          "Dollars" or "$" refers to lawful money of the United
States of America.

          "EFFECTIVE DATE" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

          "EIGHTH WARRANT CERTIFICATE" means the Eight Warrant
Certificate issued in connection with the Fourth Amendment
Agreement.

          "ELEVENTH WARRANT CERTIFICATE" means the Eleventh
Warrant Certificate issued in connection with the Fourth
Amendment Agreement.

          "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

          "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "EQUITY ACQUISITION ASSET" has the meaning set forth in
Section 5.10(c) hereof.

          "EQUITY ACQUISITION THRESHOLD" has the meaning set forth in Section 5.10(c) hereof.

          "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended from time to time.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA EVENT" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan;
(d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "EVENT OF DEFAULT" has the meaning assigned to such term in Article VII.

          "EXCHANGE ACT" has the meaning set forth in
Section 9.17 hereof.

          "EXCLUDED ITEM" has the meaning set forth in
Section 5.10(b) hereof.

          "EXCLUDED ITEMS/ROLLING STOCK THRESHOLD" has the meaning set forth in Section 5.10(b) hereof.

          "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender, any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with
Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a).

          "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "FEE WARRANT CERTIFICATE" means the three-year warrants that will vest and become exercisable commencing on August 1, 2002 if at least the principal amount of $10,000,000 of Term Loan Obligations and/or Tranche A Loans are not prepaid (and, to the extent that Tranche A Loans are prepaid, with the termination and permanent reduction of Tranche A Commitments in such amount) between the Effective Date and on or prior to July 31, 2002, for the purchase up to 100,000 shares of Cadiz's common stock with an exercise price equal to the average closing price for all trading days in July 2002, that entitles the holder thereof to purchase up to 100,000 shares based upon the terms and conditions set forth therein, in the form as attached hereto in Exhibit D.

          "FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

          "FIRST AMENDMENT AGREEMENT" has the meaning ascribed to such term in the recitals hereto.

          "FIXED RATE" means, with respect to any Borrowing for any Interest Period, either (a) if the Borrower does not elect the Stock Payment Election, the Cash Payment Rate or (b) if the Borrower elects the Stock Payment Election, the Stock Payment Rate.

          "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "FOURTH AMENDMENT AGREEMENT" has the meaning ascribed to such term in the recitals hereto.

          "FOURTH AMENDMENT DOCUMENTS" has the meaning ascribed to such term in the recitals hereto.

          "GAAP" means generally accepted accounting principles in the United States of America.

           "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "GUARANTEE" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

          "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "INACTIVE SUBSIDIARIES" means all Subsidiaries of the Borrower, excluding Sun World Entities, that (a) do not conduct any business activities and (b) hold no assets or properties
(either tangible or intangible).

          "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind,
(b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid,
(d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "INDEMNIFIED TAXES" means Taxes other than Excluded
Taxes.

          "INDEMNITEE" has the meaning ascribed to such term in
Section 9.03(b) hereof.

          "ING" means ING Baring (U.S.) Capital LLC, a Delaware company.

          "ING COLLATERAL" means the collateral security granted, pledged or hypothecated to the Administrative Agent or the Lenders under the Security Documents to secure the payment and satisfaction of the obligations hereunder and under the other
Loan Documents, including the Revolving Loan Obligations.

          "INTEREST PAYMENT DATE" means the last day of the Interest Period applicable to the Borrowing of which such Loan is a part.

          "INTEREST PERIOD" means each period commencing on the date of such Borrowing or the last day of the next preceding Interest Period for such Borrowing and ending thereafter on the first to occur of March 15, June 15, September 15 and December 15 in each year, provided, that (i) except as provided in clauses
(ii) and (iii) below, if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (iii) if any Interest Period would end after the Maturity Date, such Interest Period shall end on the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made.

          "LENDERS" means the Person or Persons, as the case may be, listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

          "LIBO RATE" means, with respect to any Borrowing for any Interest Period, the rate per annum at which the Administrative Agent is offered dollar deposits in the London interbank market at approximately 11:30 a.m. (London time) of the first day of the relevant Interest Period, for the number of months comprised therein and in an amount equal to the amount of the indebtedness to be outstanding hereunder for such Borrowing during such Interest Period.

          "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset,
(b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title

                             Page 10

retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "LOAN DOCUMENTS" means this Agreement, each Security Document, each Note, the First Amendment Agreement, the Second Amendment Documents, the Third Amendment Documents, the Fourth Amendment Documents, and any other document, instrument or agreement delivered, executed or to be executed under or in connection with any of the foregoing.

          "LOAN OBLIGATIONS" means collectively, the Revolving
Loan Obligations and the Term Loan Obligations.

          "LOANS" OR "REVOLVING LOANS" means, collectively, the
Tranche A Loans and the Tranche B Loans, each as made pursuant to
Section 2.03 or 2.04 hereof.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Agreement or any other Loan Document, (c) the rights of or benefits available to the Lenders under this Agreement or any other Loan Document, or
(d) the Transactions.

          "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries, but excluding SWFG and PSWRI, in an aggregate principal amount exceeding $500,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "MATURITY DATE" means January 31, 2003.

          "MAXIMUM RATE" has the meaning ascribed to such term in
Section 9.16 hereof.

          "MOODY'S" means Moody's Investors Service, Inc.

          "MORTGAGES" means, collectively, (a) any mortgage agreement or deed of trust dated as of the Effective Date for the benefit of Mortgagee pursuant to Section 2.08 and (b) each other mortgage granted to Mortgagee pursuant to Sections 2.08, 5.10 and 5.11, each substantially in the form as annexed to the 1997 Revolving Credit Agreement.

          "MORTGAGEE" means, with respect to any Mortgage, the Administrative Agent as mortgagee or beneficiary thereof, for itself and on behalf of the Lenders, under such Mortgage.

          "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "1997 REVOLVING CREDIT AGREEMENT" has the meaning ascribed to such term in the recitals hereto.

          "NINTH WARRANT CERTIFICATE" means the Ninth Warrant
Certificate issued in connection with the Fourth Amendment
Agreement.

          "NON-ADVERSE AMENDMENT" has the meaning set forth in
Section 9.19 hereof.

          "NOTES" means, collectively, the Tranche A Notes and the Tranche B Notes.

          "OBLIGORS" has the meaning assigned to such term in the Pledge and Security Agreement.

          "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

          "PARTICIPANTS" has the meaning ascribed to such term in
Section 9.04(e) hereof.

          "PARTICIPATING SUBSIDIARIES" means the Subsidiaries excluding (a)the Inactive Subsidiaries, (b) the Sun World
Entities, and (c) SWFG.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "PERMITTED ENCUMBRANCES" means:

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

          (b)  carriers', warehousemen's, mechanics',
     materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Participating Subsidiary;

          (f) Liens arising out of any judgment awarded against the Borrower which have been discharged, vacated, reversed or execution thereof stayed pending appeal;

          (g) any other Lien with respect to which the Borrower or related lessee shall have provided a bond or other security in an amount and under terms reasonably satisfactory to the Required Lenders and which does not involve any material risk of the sale, forfeiture or loss of any interest in Borrower's real or personal property; and

          (h)    the Liens of the Security Documents;

     provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

               "PERMITTED INVESTMENTS" means:

          (a)  Cash Equivalents; and

          (b) transactions permitted pursuant to the provisions of Sections 5.10 and 5.11 hereof.

          "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "PLEDGE AND SECURITY AGREEMENTS" means, collectively,
(a) any security agreement dated as of the Effective Date for the benefit of the Administrative Agent, for itself and on behalf of the Lenders, pursuant to Section 2.08, (b) any stock pledge agreement pursuant to which the shares of capital stock of each Participating Subsidiary are pledged to the Administrative Agent, and (c) each other security agreement executed pursuant to Sections 2.08, 5.10 and 5.11, each substantially (to the extent applicable) in the form as annexed to the 1997 Revolving Credit Agreement, as amended from time to time thereafter.

          "PREPAYMENT DATE" has the meaning set forth in
Section 2.11 hereof.

          "PSWRI" means P.S.W.R.I. Limited, a Guernsey corporation.

          "PURCHASER CERTIFICATE" means the Purchaser Certificate in the form as attached hereto in Exhibit G.

          "REGISTER" has the meaning set forth in Section 9.04.

          "REGISTRABLE COMMON STOCK" means (a) Stock Payment Common Stock and (b) any additional shares of Common Stock issued or distributed by way of dividend, stock split or other distribution in respect of the Stock Payment Common Stock, or acquired by way of any rights offering or similar offering made in respect of the Stock Payment Common Stock or any of the foregoing.

          REGISTRATION RIGHTS ADDENDUM means the Registration
Rights Addendum agreed to by Borrower in favor of ING in the form attached hereto as Exhibit H.

          "RELATED PARTIES" means, with respect to any specified
Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "RELEASED PARTIES" has the meaning ascribed to such term in Section 9.19 hereof.

          "REQUIRED LENDERS" means, at any time, Lenders having
Revolving Credit Exposures and unused Commitments representing at least 66 2/3% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

          "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower.

          "REVISED AND RESTATED ADDITIONAL DRAW WARRANT
CERTIFICATE" means the Revised and Restated Additional Draw
Certificate issued in connection with the Fourth Amendment
Agreement.

          "REVISED AND RESTATED INITIAL DRAW CERTIFICATE" means the Revised and Restated Initial Draw Certificate issued in connection with the Fourth Amendment Agreement.

          "REVOLVER DEED OF TRUST" means that certain Deed of Trust, Assignment of Rents, Security Agreement, Financing Statement and Fixture Filing, dated November 25, 1997, as amended from time to time, executed by Borrower in favor of the Administrative Agent for the benefit of itself and the Lenders, which was recorded on November 26, 1997, as Instrument No. 19970434910 in the Official Records of San Bernardino County California.

          "REVOLVER (PIUTE) DEED OF TRUST" means that certain Deed of Trust, Assignment of Rents, Security Agreement, Financing Statement and Fixture Filing, dated as of July 1, 1999, as amended from time to time, executed by Borrower in favor of the Administrative Agent for the benefit of itself and the Lenders, which was recorded on December 23, 1999, as Instrument No. 524213 in the Official Records of San Bernardino County California.

           "REVOLVER (SWFG) DEED OF TRUST" means that certain Deed of Trust, Assignment of Rents, Security Agreement, Financing Statement and Fixture Filing, dated October 30, 1998, as amended from time to time, executed by Borrower in favor of the Administrative Agent for the benefit of itself and the Lenders, which was recorded on November 4, 1998, as Instrument No. 19980473321 in the Official Records of San Bernardino County California.

          "REVOLVER DEEDS OF TRUST" means, collectively, the Revolver Deed of Trust, the Revolver (Piute) Deed of Trust, the Revolver (SWFG) Deed of Trust and any and all mortgages and deeds of trust delivered pursuant to Sections 5.10 and 5.11 hereof.

          "REVOLVING CREDIT EXPOSURE" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Tranche A Loans and Tranche B Loans.

          "REVOLVING CREDIT AGREEMENT WARRANTS" collectively, the Revised and Restated Initial Draw Warrant Certificate, the Revised and Restated Additional Draw Warrant Certificate, the Eighth Warrant Certificate, the Ninth Warrant Certificate, the Tenth Warrant Certificate, the Eleventh Warrant Certificate and the Fee Warrant Certificate, each as revised, restated and in effect from time to time.

          "REVOLVING LOAN OBLIGATIONS" means the obligations of Borrower to the Administrative Agent and/or the Lenders under the Loan Documents, as amended and in effect from time to time.

          "ROLLING STOCK": has the meaning assigned to such term in the Pledge and Security Agreement.

          "S&P" means Standard & Poor's.

          "SECOND AMENDMENT AGREEMENT" has the meaning ascribed to such term in the recitals hereto.

          "SECOND AMENDMENT DOCUMENTS" has the meaning ascribed to such term in the recitals hereto.

          "SECURITIES ACT" has the meaning set forth in
Section 9.17 hereof.

          "SECURITY DOCUMENTS" means, collectively, the Mortgages and the Pledge and Security Agreement.

          "STOCK PAYMENT" has the meaning set forth in
Section 2.14 hereof.

          "STOCK PAYMENT COMMON STOCK" has the meaning set forth in Section 5.13 hereof.

          "STOCK PAYMENT ELECTION" has the meaning set forth in
Section 2.14 hereof.

          "STOCK PAYMENT ELECTION DEADLINE" has the meaning set forth in Section 2.14 hereof.

          "STOCK PAYMENT ELECTION REQUEST" means a request by Borrower to make a payment of accrued interest for a Borrowing through the remittance of the Stock Payment in accordance with
Section 2.14.

          "STOCK PAYMENT RATE" means the sum of (a) the LIBO
Rate, computed in accordance with Section 2.13, plus (b) 7.0%.

          "SUBSIDIARY" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or
(b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "SUBSIDIARY" means any subsidiary of the Borrower.

          "SUN WORLD" means Sun World International, Inc., a
Subsidiary of the Borrower.

          "SUN WORLD DOCUMENTS" has the meaning assigned to such term in the Term Fifth Global Amendment Agreement.

          "SUN WORLD ENTITIES" means Sun World and its subsidiaries.

          "SUN WORLD INDENTURE" means that certain Indenture, dated as of April 16, 1997, among Sun World, Borrower, the Subsidiary Guarantors thereto, and the Sun World Trustee, as amended by that certain Amendment to Indenture, dated as of October 9, 1997, as further amended by any Non-Adverse Amendments.

          "SUN WORLD NOTES" means the $115,000,000 of 11 1/4%
First Mortgage Notes due April 15, 2004 issued pursuant to the
Sun World Indenture.

          "SUN WORLD TRUSTEE" means IBJ Schroder Bank & Trust
Company in its capacity as the trustee under the Sun World
Indenture.

          "SWFG" means Southwest Fruit Growers, L.P., a Delaware limited partnership.

          "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "TENTH WARRANT CERTIFICATE" means the Tenth Warrant
Certificate issued in connection with the Fourth Amendment
Agreement.

          "TERM LOAN OBLIGATIONS" means the obligations of Borrower to ING under the Term Loan Documents.
                             Page 15

          "TERM LOAN DOCUMENTS" means collectively, the Credit
Documents (as defined in the Term Fifth Global Amendment
Agreement), each as amended and modified from time to time.

          "TERM FIFTH GLOBAL AMENDMENT AGREEMENT" means that certain Fifth Global Amendment Agreement, dated as of January 31,
2002, between Cadiz, as borrower, and ING, as lender, as amended and modified from time to time.

          "THRESHOLD" has the meaning assigned to such term in
Section 2.11(c).

          "THIRD AMENDMENT AGREEMENT" has the meaning ascribed to such term in the recitals hereto.

          "THIRD AMENDMENT DOCUMENTS" has the meaning ascribed to such term in the recitals hereto.

          "TITLE POLICIES" has the meaning ascribed to such term in Section 4.01(r) hereof.

          "TRANCHE A COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Tranche A Loans, expressed as an amount representing the maximum aggregate amount of such Lender's Tranche A Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04. The initial amount of each Lender's Tranche A Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Commitment, as applicable. The aggregate amount of the Tranche A Commitments on the Effective Date will be $15,000,000, which amount has been fully drawn and is outstanding.

          "TRANCHE A LENDERS" means the Lenders listed on
Schedule 2.01 who have a Tranche A Commitment greater than zero set forth under their names, subject to the provisions of
Section 9.04 hereof pertaining to Persons becoming or ceasing to be Lenders; "Tranche A Lender" shall mean any one of them.

          "TRANCHE A LOANS" shall have the meaning ascribed to such term in Section 2.01(a) hereof.

          "TRANCHE A NOTES" means the Notes issued by Borrower and payable to the order of the Lenders, as evidence of the Tranche A Loans, each in the form of Exhibit E hereto, and any extensions, renewals, modifications or replacements thereof or therefor.

          "TRANCHE A REVOLVING CREDIT EXPOSURE" means, with respect to any Tranche A Lender at any time, the sum of the outstanding principal amount of such Lender's Tranche A Loans.

          "TRANCHE B COMMITMENT" means, with respect to each Lender, the commitment of such Lender to make Tranche B Loans, expressed as an amount representing the maximum aggregate amount of such Lender's Tranche B Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04. The initial amount of each Lender's Tranche B Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Commitment, as applicable. The aggregate amount of the Tranche B Commitments on the Effective Date will be $10,000,000.

          "TRANCHE B LENDERS" means the Lenders listed on
Schedule 2.01 who have a Tranche B Commitment greater than zero set forth opposite their names, subject to the provisions of
Section 9.04 hereof pertaining to Persons becoming or ceasing to be Lenders; "Tranche B Lender" shall mean any one of them.

          "TRANCHE B LOANS" shall have the meaning ascribed to such term in Section 2.01(b) hereof.

          "TRANCHE B NOTES" means the Notes issued by Borrower and payable to the order of the Lenders, as evidence of the Tranche B Loans, each in the form of Exhibit F hereto, and any extensions, renewals, modifications or replacements thereof or therefor.

          "TRANCHE B REVOLVING CREDIT EXPOSURE" means, with respect to any Tranche B Lender at any time, the sum of the outstanding principal amount of such Lender's Tranche B Loans.

          "TRANSACTIONS" means the execution, delivery and performance by the Borrower of this Agreement, the other Loan
Documents, the transactions contemplated herein and therein, the borrowing of Loans, and the use of the proceeds thereof.

          "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          "WHOLLY OWNED SUBSIDIARY" means, with respect to any Person, any corporation, partnership, or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

          SECTION 1.02   [Intentionally Omitted]

          SECTION 1.03 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04 ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                           ARTICLE II

                           THE CREDITS

          SECTION 2.01   COMMITMENTS.

          (a) TRANCHE A LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees, upon Borrower's request, to make loans (the "Tranche A Loans") to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in such Lender's Tranche A Revolving Credit Exposure exceeding such Lender's Tranche A Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, and only if the full $10,000,000 in principal amount of the Tranche B Loans is outstanding and/or has been converted into Conversion Shares in accordance with Section 2.07 hereof, the Borrower may borrow, prepay and reborrow Tranche A Loans.

          (b) TRANCHE B LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees, upon Borrower's request, to make loans (the "Tranche B Loans") to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in such Lender's Tranche B Revolving Credit Exposure exceeding such Lender's Tranche B Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Tranche B Loans.

          SECTION 2.02   LOANS AND BORROWINGS.

          (a) Each Tranche A Loan shall be made as part of a Borrowing consisting of Tranche A Loans made by the Lenders ratably in accordance with their respective Tranche A

     Commitments. The failure of any Lender to make any Tranche A Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Tranche A Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Tranche A Loans as required.

          (b) Each Tranche B Loan shall be made as part of a Borrowing consisting of Tranche B Loans made by the Lenders ratably in accordance with their respective Tranche B Commitments. The failure of any Lender to make any Tranche B Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Tranche B Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Tranche B Loans as required.

          (c) Each Borrowing shall be comprised entirely of Applicable Interest Rate Loans as the Borrower may request in accordance herewith. Each Borrowing shall be in an aggregate amount equal to $2,500,000 or a larger multiple of $100,000 (provided that a Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments).

          (d) The Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          SECTION 2.03 REQUESTS FOR BORROWINGS. Except for the Tranche B Loan Borrowing described in Section 2.04, the Borrower shall notify the Administrative Agent of such request by telephone not later than 1 p.m., New York City time, three Business Days before the date of the proposed Borrowing. Any such notices received after 1 p.m., New York time, shall be deemed received on the next Business Day, Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

      (i)        the aggregate amount of the requested
   Borrowing;

      (ii) the date of such Borrowing, which shall be a Business
 Day;

      (iii) whether such Borrowing is a Tranche A Loan or a Tranche B Loan; and

      (iv) the location and number of the Borrower's account to which funds are to be disbursed.

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall (a) advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing and
(b) as applicable, advise the Borrower of the number of shares of the Borrower's Common Stock that may be purchased as a result of the requested Borrowing through the exercise of the Revolving Credit Agreement Warrants.

          SECTION 2.04 BORROWING. As of the Effective Date, the Borrower shall be deemed to have requested a Tranche B Loan Borrowing in the aggregate amount of $10,000,000, with the Effective Date being the date of such Borrowing. The location and number of the Borrower's account to which these funds are to be disbursed are set forth in Schedule 2.04 hereto.

          SECTION 2.05   [INTENTIONALLY OMITTED]

          SECTION 2.06   FUNDING OF BORROWINGS.

          (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account maintained and designated by the Borrower in the applicable Borrowing Request (or in the case of the Borrowing on the Effective Date, as set forth in
     Schedule 2.04 hereof).

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.06 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender hereby agrees to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at the interest rate applicable to that Loan. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.07   CONVERSION RIGHTS FOR HOLDERS OF TRANCHE
          B LOANS.

          (a) CONVERSION RIGHTS. Each Tranche B Lender shall at any time have the right (at its sole option) to convert the unpaid principal and interest thereof, up to a maximum of
     (x) such Tranche B Lender's pro rata share of the Tranche B Loans plus (y) all accrued and unpaid interest thereon that is in arrears and delinquent at the time of such conversion (collectively, such amount a Tranche B Lender's "Conversion Loan Amount"), into the common stock of Borrower pursuant to the terms hereof. The number of shares of Common Stock to be issued to such Tranche B Lender upon such conversion shall equal (x) such Tranche B Lender's Conversion Loan Amount as of such conversion date, divided by (y) a price per share initially equal to $8.00 (the "Conversion Price"). The Conversion Price is subject to certain anti-dilution adjustments provided for below. Within seven (7) Business Days of its receipt of a written notice from a Tranche B Lender that sets forth the Conversion Loan Amount that the Tranche B Loans is electing to be converted in accordance with the terms of this Section 2.07, Borrower shall issue the Conversion Shares relating to such election to such Tranche B Lender, provided that Borrower shall make good faith efforts to issue and deliver such certificate prior to the expiration of such seven Business Day Period.

          (b) ANTI-DILUTION PROVISIONS. The Conversion Price and the number and kind of securities purchasable upon the exercise of the conversion rights set forth above (the "Conversion Shares") shall be subject to adjustment from time to time upon the happening of certain events as hereinafter provided in this Section 2.07. The Conversion Price in effect at any time and the Conversion Shares shall be subject to adjustment as follows:

          (1) In case the Borrower shall (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding Common Stock in shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, then the Conversion Price in effect at the time of the record date (and thereafter) for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that such Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date or effective date by a fraction, the numerator of which is the number of shares of Common Stock outstanding on such record date or effective date, and the denominator of which is the number of shares of Common stock outstanding immediately after such dividend, distribution, subdivision, combination or reclassification. For example, if the Borrower declares a 2 for 1 stock dividend or stock split and the Conversion Price immediately prior to such event was $8.00 per share, the adjusted Conversion Price immediately after such event would be $4.00 per share.

     Such adjustment shall be made successively whenever any event listed in this Subsection (1) shall occur.

          (2) In case the Borrower shall hereafter issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price or exercise price per share) less than the current market price of the Common Stock (as defined below) on the record date mentioned below, then the Conversion Price shall be adjusted so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date mentioned below by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion or exercise price of the securities so offered) would purchase at such current market price per share of the Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered

     (or securities convertible or exercisable into Common Stock are not delivered) after the expiration of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exercisable for Common Stock) actually delivered.

          (3) In case the Borrower shall hereafter distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding regular cash dividends or distributions and dividends or distributions referred to in Subsection (1) above) or subscription rights or warrants (excluding those referred to in Subsection (2) above), then in each such case the Conversion Price in effect thereafter shall be determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Subsection (8) below), less the aggregate fair market value (as determined in good faith by the Borrower's Board of Directors and reasonably acceptable to the Administrative Agent on behalf of the Tranche B Lenders) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock.

     Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

          (4) In case the Borrower shall issue shares of its Common Stock (excluding shares issued (a) in any of the transactions described in Subsection (1) above, (b) upon exercise of options granted to the Borrower's employees under a plan or plans adopted by the Borrower's Board of Directors and approved by its shareholders, if such shares would otherwise be included in this Subsection (4), (but only to the extent that the aggregate number of shares excluded hereby and issued after the date hereof, shall not exceed 5% of the Borrower's Common Stock outstanding at the time of any issuance), (c) upon exercise of options and warrants outstanding at the date hereof, and conversion of the loan amounts provided for herein, (d) upon the exercise or conversion of any security as to which the Conversion Price has already been adjusted pursuant to Subsection (5) below, and (e) to shareholders of any corporation which merges into the Borrower in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger, or issued in a bona fide public offering pursuant to a firm commitment underwriting, but only if no adjustment is required pursuant to any other provision of this Section 2.07(b) (without regard to Subsection (9) below) with respect to the transaction giving rise to such rights) for a consideration per share less than the current market price per share defined in Subsection (8) below, then on the date the Borrower fixes the offering price of such additional shares, the Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received (determined as provided in Subsection (7) below) for the issuance of such additional shares would purchase at such current market price per share of Common Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares.

     Such adjustment shall be made successively whenever such an issuance is made; provided, however, that no such adjustment shall be made unless, in such issuance, the Borrower issues shares of Common Stock in an amount which, when combined with all other issuances of Common Stock after the date hereof and all other issuances of securities convertible into or exchangeable for its Common Stock after the date hereof, which securities are excluded from Subsections (4) or (5) by operation of this proviso or the proviso in the last Section of Subsection (5), would exceed 20% of the Borrower's Common Stock outstanding immediately prior to the time of such issuance.

          (5) In case the Borrower shall issue any securities convertible into or exercisable or exchangeable for its Common Stock (excluding securities issued in transactions described in Subsections (2) and (3) above) for a consideration per share of Common Stock initially deliverable upon conversion, exercise or exchange of such securities (determined as provided in Subsection (7) below) less than the current market price per share (as defined in Subsection (8) below) in effect immediately prior to the issuance of such securities, then the Conversion Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received (determined as provided in Subsection (7) below) for such securities would purchase at such current market price per share of Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance and the maximum number of shares of Common Stock of the Borrower deliverable upon conversion or exercise of, or in exchange for, such securities at the initial conversion or exchange price or rate.

     Such adjustment shall be made successively whenever such an issuance is made; provided, however, that no such adjustment shall be made unless, in such issuance, the Borrower issues securities convertible into or exercisable or exchangeable for a number of shares of its Common Stock in an amount which, when combined with all other issuances of Common Stock after the date hereof and all other issuances of securities convertible into or exercisable or exchangeable for its Common Stock after the date hereof, which securities are excluded from Subsections (4) or (5) by operation of this proviso or the proviso in the last Section of Subsection (4), would exceed 20% of the Borrower's Common Stock outstanding immediately prior to the time of such issuance.

          (6) Whenever the Conversion Price is adjusted pursuant to Subsections (1), (2), (3), (4) and (5) above, the number of Conversion Shares purchasable pursuant to the terms hereof shall simultaneously be adjusted by multiplying the number of

     Conversion Shares issuable upon conversion pursuant to the terms hereof immediately prior to such adjustment by the Conversion Price in effect immediately prior to such adjustment and dividing the product so obtained by the Conversion Price, as adjusted.

          (7) For purposes of any computation respecting consideration received pursuant to Subsections (4) and (5) above, the following shall apply:

          (A) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Borrower for any underwriting of the issue or otherwise in connection therewith:

          (B) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Borrower (irrespective of the accounting treatment thereof) and reasonably acceptable to the Administrative Agent on behalf of the Tranche B Lenders; and

          (C) in the case of the issuance of securities convertible into or exchangeable or exercisable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Borrower for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Borrower upon the conversion, exercise or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (A) and (B) of this Subsection (7)).

          (8) For the purpose of any computation under Subsections (2), (3), (4) and (5) above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for 30 consecutive business days before such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on such exchange, the average of the last reported bid and asked prices as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, of if not so available, the fair market price as determined in good faith by the Board of Directors and reasonably acceptable to the Administrative Agent on behalf of the Tranche B Lenders.

          (9) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Subsection (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations pursuant to the terms hereof shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything herein to the contrary notwithstanding, the Borrower shall be entitled, but shall not be required, to reduce the Conversion Price, in addition to those changes required by the terms and provisions hereof, as it, in its sole discretion, shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of Common Stock, issuance of warrants to purchase Common Stock or distribution or evidences of indebtedness or other assets (excluding cash dividends) referred to hereinabove in the terms and provisions hereof hereafter made by the Borrower to the holders of its Common Stock shall not result in any tax to such holders of its Common Stock or securities convertible into or exercisable or exchangeable Common Stock.

          (10) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, a Tranche B Lender shall become entitled to receive any shares of the Borrower, other than Common Stock, thereafter the number of such other shares so receivable upon conversion pursuant to the terms hereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) to (9), inclusive above. The Borrower may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Borrower) to make any computation required pursuant to the terms hereof, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment absent manifest error or negligence.

          (c) OFFICER'S CERTIFICATE. Whenever the Conversion Price or number of Conversion Shares shall be adjusted as required by the provisions of this Section 2.07, the Borrower shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Conversion Price or number of Conversion Shares determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by any Tranche B Lender and the Borrower shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to such Tranche B Lender.

          (d) NOTICES TO TRANCHE B LENDERS. So long any Tranche B Lender shall have the conversion rights set forth herein,
     (i) if the Borrower shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Borrower shall offer to the holders of Common Stock for subscription or purchase by them any share of or class of its capital stock or any other rights or (iii) if any capital reorganization of the Borrower, reclassification of the capital stock of the Borrower, consolidation or merger of the Borrower with or into another entity, sale, lease, or transfer of all or substantially all of the property and assets of the Borrower to another entity, or voluntary or involuntary dissolution, liquidation or winding up of the Borrower shall be effected, then in any such case, the Borrower shall cause to be mailed by certified mail to such Tranche B Lender, at least fifteen days prior the record date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which

     (x) a record is to be taken for the purpose of such dividend, distribution or offer of rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, transfer, sale dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall be entitled to receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, lease, transfer, sale, dissolution, liquidation or winding up.

          (e) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Borrower, or in case of any consolidation or merger of the Borrower with or into another entity (other than a merger with a subsidiary in which merger the Borrower is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon conversion of Conversion Loan Amounts pursuant to the terms hereof) or in case of any sale, lease, or conveyance to another entity of all or substantially all of the property and assets of the Borrower, the Borrower shall, as a condition precedent to such transaction, cause effective provisions to be made so that each Tranche B Lender shall have the right thereafter by conversion of Conversion Loan Amounts pursuant to the terms hereof, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon conversion of Conversion Loan Amounts pursuant to the terms hereof immediately prior to such reclassification, change, consolidation, merger, sale, lease or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The Borrower shall not effect any such reorganization, consolidation, merger, sale or conveyance unless prior to or simultaneously with the consummation thereof the survivor or successor corporation (if other than the Borrower) resulting from such reorganization, consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and sent to each Tranche B Lender of the obligation to deliver to such Tranche B Lender such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Tranche B Lender may be entitled to receive, and containing the express assumption by such successor corporation of the due and punctual performance and observance of every provision herein to be performed and observed by the Borrower and of all liabilities and obligations of the Borrower hereunder. The foregoing provisions of this Section 2.07(e) shall similarly apply to successive reclassifications, capital reorganizations, and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale, lease or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution, or payment, in whole or in part, for a security of the Borrower other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection 2.07(b)(1) hereof.

          SECTION 2.08 SECURITY. The Borrower's obligations under this Agreement shall be secured in accordance with and/or have the benefit of the Pledge and Security Agreement, the Mortgages, any other Security Document, and each other mortgage, security interest, pledge agreement or other document granted pursuant to Sections 5.09, 5.10 and 5.11.

          SECTION 2.09   TERMINATION AND REDUCTION OF
     COMMITMENTS.

          (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

          (b) The Borrower may at any time terminate, or from time to time reduce, the Tranche A Commitments; provided that (i) each reduction of the Tranche A Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $2,500,000 and (ii) the Borrower shall not terminate or reduce the Tranche A Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Tranche A Revolving Credit Exposures would exceed the total Tranche A Commitments.

          (c) Subject to the Tranche B Lenders right to exercise its conversion rights under Section 2.07 hereof, the Borrower may at any time terminate, or from time to time reduce, the Tranche B Commitments; provided that (i) each reduction of the Tranche B Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $2,500,000, (ii) the Borrower shall not terminate or reduce the Tranche B Commitments unless the Tranche A Commitments have been reduced to zero and all other Loan Obligations (excluding the principal of the Tranche B Loans) have been repaid in full, and (iii) the Borrower shall not terminate or reduce the Tranche B Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with
     Section 2.11, the sum of the Tranche B Revolving Credit Exposures would exceed the total Tranche B Commitments.

          (d) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Tranche A Commitments under paragraph (b) of this Section at least six
     (6) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Tranche B Commitments under paragraph (c) of this Section at least ten (10) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof, which termination or reduction shall be subject to the Tranche B Lenders rights to exercise the conversion rights under
     Section 2.07 hereof at any time prior to the expiration of such ten (10) Business Day period. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.09 shall be irrevocable; provided that a notice of termination of the Tranche A Commitments or Tranche B Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Tranche A Commitments or Tranche B Commitments shall be permanent. Each reduction of the Tranche A Commitments or Tranche B Commitments shall be made ratably among the Lenders in accordance with their respective Tranche A Commitments or Tranche B Commitments.

          (e) If at any time the aggregate outstanding principal amount of all of the Loans made by any Lender shall exceed the amount of the Commitment of such Lender, the Borrower shall immediately upon receipt of notice thereof from the Administrative Agent or such Lender, or immediately upon the Borrower's acquiring actual knowledge thereof, prepay the Loans of such Lender to the extent necessary to eliminate such excess.

          (f) Notwithstanding anything herein to the contrary, the sum of the aggregate outstanding principal balance of all Loans made by all Lenders at any one time shall not exceed the aggregate amount of all Commitments as then in effect. If at any time the aggregate outstanding principal balance of the Loans exceeds the applicable limit stated in the immediately preceding sentence, the Borrower shall immediately upon receipt of notice thereof from the Administrative Agent or such Lender, or immediately upon the Borrower's acquiring actual knowledge thereof, prepay the Loans to the extent necessary to eliminate such excess.

          (g)  Any reduction of the Commitments under this
     Section 2.09 shall apply as a proportional and permanent reduction of the Commitments of each of the Lenders. If the aggregate outstanding principal balance of the Loans exceeds any applicable limit specified hereunder after giving effect to any such reduction of the Commitments, Borrower shall immediately prepay such Loans to the extent necessary to eliminate such excess.

          (h) In the event any reduction in the Commitments is made in accordance with this Section 2.09, the Administrative Agent will issue to the Borrower and each Lender a revised Schedule 2.01 to this Agreement reflecting such reduction, which revised Schedule 2.01 shall supersede and replace the prior version thereof and shall be substituted by each party in lieu thereof.

          SECTION 2.10   REPAYMENT OF LOANS; EVIDENCE OF DEBT.

          (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder and the Interest Period applicable thereto,
     (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) To further evidence the existence and amounts of the Borrower's obligations to pay principal and interest on each Loan made by a Lender hereunder, (i) with respect to each Tranche A Loan, the Borrower shall execute and deliver to that Lender a Tranche A Note payable to the Lender, with all blanks therein appropriately filled, with the face amount equal to the principal amount of such Lender's Tranche A Commitment, and (ii) with respect to each Tranche B Loan, the Borrower shall execute and deliver to that Lender a Tranche B Note payable to the Lender, with all blanks therein appropriately filled, with the face amount equal to the principal amount of such Lender's Tranche B Commitment. The Borrower shall prepare, execute and deliver each such Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes payable to the order of the payee named therein (or, if such Note is a registered note, to such payee and its registered assigns).

          SECTION 2.11   PREPAYMENT OF LOANS; REBORROWINGS.

          (a) Subject to Section 2.11(d) hereof, the Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that unless all outstanding amounts are being repaid, each prepayment of Borrowing shall be in an amount that is an integral multiple of $100,000 and not less than $2,500,000.00.

          (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder not later than 1 p.m., New York City time, (the following date, as applicable, the "Prepayment Date") (i) with respect to Tranche A Loans, six Business Days before the date of prepayment or (ii) with respect to Tranche B Loans, ten (10) Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by
     Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
     Section 2.09; provided further that any prepayment of Tranche B Loans shall be subject to the Tranche B Lenders rights to exercise the conversion rights under Section 2.07 hereof at any time prior to the expiration of the ten (10) Business Day notice period. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.
     Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and Section 2.14. At its discretion, Borrower may elect to make such payment of accrued interest on the date of a prepayment through a Stock Payment in accordance with
     Section 2.14 hereof.

          (c) The Borrower may reborrow any principal amount repaid under this Section 2.11 in accordance with the provisions of this Article II, provided that the Borrower can satisfy the requirements for obtaining a Loan set forth in Section 4.02 hereof, and provided further that with respect to Tranche A Loans, Borrower may not reborrow any amounts repaid unless the full $10,000,000 in principal amount of the Tranche B Loans is outstanding and/or has been converted into Conversion Shares in accordance with
     Section 2.07 hereof. Each such reborrowing shall be treated as a Borrowing for all purposes hereunder.

          (d) Notwithstanding any other provision of this Agreement, any provision in any other Loan Documents or any provision of the Term Loan Documents, no prepayment or repayments of the Tranche B Loans may be made until all other Loan Obligations (excluding the outstanding principal of the Tranche B Loans) have been paid in full to the Lenders and the Administrative Agent. Mandatory or optional prepayments by Borrower shall first apply to currently outstanding Tranche A Loans or the Term Loan Obligations (excluding the principal of the Tranche B Loans) (as allocated between such Loan Obligations within the sole discretion of the Administrative Agent). Further, the Administrative Agent and the Lenders shall have right to exercise their conversion rights prior to any prepayment of the Tranche B Loans in accordance with Sections 2.07 and 2.11(b) hereof.

          SECTION 2.12   FEES.

          (a) As a fee for this amended and restated facility and the Loans to Borrower hereunder, on the Effective Date, the Borrower shall execute and deliver to the Administrative Agent for the account of each Lender (i) the Fee Warrant Certificate, (ii) the Purchaser Certificate, and (iii) the Additional Stock Letter Agreement, each in form and substance satisfactory to the Administrative Agent (in Administrative Agent's absolute discretion).

          (b) All fees payable hereunder shall be paid on the date due to the Administrative Agent for distribution to the Lenders. Fees paid shall not be refundable under any circumstances.

          SECTION 2.13   INTEREST.

          (a) The Loans comprising each Borrowing shall bear interest at a rate per annum equal to the Applicable
     Interest Rate for the Interest Period in effect for such Borrowing.

          (b) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraph of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to Loans as provided in paragraph (a) of this Section.

          (c) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

          (d) All interest hereunder shall be computed on the basis of a year of 360 days, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.14   STOCK PAYMENT ELECTION.

          (a) In its sole discretion, as provided in this section, Borrower may elect to pay accrued interest on a Borrowing on an Interest Payment Date (or, in the case of a prepayment under Section 2.11, on the Prepayment Date) for such Borrowing through the remittance of the Stock Payment (instead of immediately available funds) (such election a "Stock Payment Election").

          (b)  To make a Stock Payment Election pursuant to this
     Section 2.14 with respect to any Borrowing for any Interest Period (or in the case of a prepayment under Section 2.11, the portion of an Interest Period ending on the Prepayment
     Date), the Borrower shall notify the Administrative Agent of such election by telephone not later than 1:00 p.m., New York time, six (6) Business Days before the Interest Payment Date (or, in the case of a prepayment under Section 2.11, six (6) Business Days before the Prepayment Date) for the current Interest Period for such Borrowing (the "Stock Payment Election Deadline"). Each telephone Stock Payment Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Stock Payment Election Request in a form approved by the Administrative Agent and signed by the Borrower. Promptly upon receipt of the written Stock Payment Election Request, the Administrative Agent shall give notice of such Stock Payment Election Request to the Lenders.

          (c)  Each telegraphic and written Stock Payment
     Election Request shall specify the Borrowing to which such Stock Payment Election Request applies;

          (d) Following receipt of a Stock Payment Election Request, the Administrative Agent shall advise each Lender and the Borrower by 11 a.m., New York time, on the Interest Payment Date (or, in the case of a prepayment under Section 2.11, on the Prepayment Date) relating to such Stock Payment Election Request of the details thereof, including the Administrative Agent's determination of the Stock Payment (including its calculation thereof) as determined pursuant to Subsection (g) hereof.

          (e) If the Borrower fails to deliver a timely Stock Payment Election Request with respect to any Borrowing prior to the Stock Payment Election Deadline applicable thereto and in accordance with requirements of this section, then
     (a) the Borrower shall be deemed to have decided not to elect the Stock Payment Election for that Borrowing for that Interest Period and (b) the Applicable Interest Rate for that Borrowing for that Interest Period shall be the Cash Payment Rate.

          (f) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to make the Stock Payment Election or notify the Administrative Agent of a Stock Payment Election Request if a Default or an Event of Default has occurred and is continuing (unless this requirement is waived by the Required Lenders).

          (g) With respect to any Borrowing for which a Stock Payment Election has been made in accordance with this
     Section 2.14, the Stock Payment shall mean the quantity of shares of the Borrower's Common Stock (with any fractional amount rounded to the next highest integer) that has a value at least equal to the amount of accrued interest at the Stock Payment Rate for that Borrowing for the Interest Period (or, in the case of a prepayment under Section 2.11, the portion of an Interest Period ending on the Prepayment
     Date) for which the Stock Payment Election has been made (the "Stock Payment"). For purposes of this Section 2.14, the value of each share of Common Stock shall equal the average daily Closing Price of the Common Stock over the five (5) Business Days immediately prior to the Interest Payment Date (or, in the case of a prepayment under Section 2.11, over the five (5) Business Days immediately prior to the Prepayment Date) for the Borrowing for which the Stock Payment Election has been made.

          SECTION 2.15   INCREASED COSTS.

          (a)  If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

          (ii) impose on any Lender any other condition affecting this Agreement or Applicable Interest Rate Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Applicable Interest Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

          (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.15 for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.16   INCREASED COSTS; PROBLEMS ASCERTAINING
     APPLICABLE INTEREST RATE. If prior to the commencement of the Interest Period for a Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or

          (b) if Administrative Agent determines that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to the Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any Borrowing Request that requests such Borrowing shall be ineffective.

          SECTION 2.17   TAXES.

          (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
     (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b)  In addition, the Borrower shall pay any Other
     Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

          SECTION 2.18   PAYMENTS GENERALLY; PRO RATA TREATMENT;
     SHARING OF SET-OFFS.

          (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursements, or of amounts payable under
     Section 2.15, 2.17 or 2.20, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds (or (a) with respect to accrued interest for a Borrowing for which the Borrower has made the Stock Payment Election in accordance with Section 2.14, Common Stock, or (b) with respect to fees under
     Section 2.12, the Fee Warrant Certificate), without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at c/o ING Baring (U.S.) Capital LLC, 135 East 57th Street, New York, New York 10022 Attention: Joan Chiappe, Vice President, except that payments pursuant to Sections 2.15, 2.17, 2.20 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars (or, (a) in the case of a Stock Payment Election, Common Stock, or (b) in the case of the fees under
     Section 2.12, the Fee Warrant Certificate).

          (b) If at any time insufficient funds or property are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds or property shall be applied
     (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (ii) second, towards payment of principal on the Tranche A Loans then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties, and (iii) third, towards payment of principal on the Tranche B Loans then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it to the Administrative Agent pursuant to the terms of this Agreement, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.19   MITIGATION OBLIGATIONS; REPLACEMENT OF
     LENDERS.

          (a)  If any Lender requests compensation under
     Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
     Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b)  If any Lender requests compensation under
     Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
     Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under
     Section 2.15 or payments required to be made pursuant to
     Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

          SECTION 2.20   BREAK FUNDING PAYMENTS.  In the event of
     (a) the payment of any principal of any Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), or (b) the failure to borrow, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto, then, in such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of any Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment to the last day of the then current Interest Period for such Loan if the interest rate payable on such deposit were equal to the Cash Payment Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits from other banks in the eurocurrency market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.21 CERTAIN MANDATORY PREPAYMENTS. In addition to any other prepayments required under the Loan Documents, prepayments of the Loan Obligations shall be required as follows (any prepayment of the Revolver Loan Obligations set forth in (a) and (b) of this Subsection shall be effected in each case in the manner and to the extent specified in Subsection (c) of this
     Section 2.21).

          (a) Certain Mandatory Prepayments for Equity Contribution. To the extent, if any, that Borrower raises, collects, or receives, in any manner, a cumulative amount after September 30, 2001 equal to or greater than $7,500,000 from the Net Available Proceeds from, relating to, or arising from any Equity Issuance, then the Borrower shall prepay the Loan Obligations an aggregate amount equal to 25% of such cumulative proceeds in excess of $7,500,000 to prepay the Lender's outstanding loans (as allocated between the Revolving Loan Obligations and the Term Loan Obligations as determined by ING in its sole discretion).

          (b) Payments from the Metropolitan Water District of Southern California. If the Borrower or its Subsidiaries receives any Metropolitan Water District Payments, then the Borrower shall prepay the Loan Obligations in an aggregate amount equal to 100% of the Net Available Proceeds thereof (as allocated between the Revolving Loan Obligations and the Term Loan Obligations as determined by the ING in its sole discretion).

          (c) Application. Prepayments to the Revolving Loan Obligations described in the above subsections of
     Section 2.21 and allocated, in accordance with subsections 2.21(a) and (b) for the prepayment of Revolving Loan Obligations, shall be applied in the following order:

           (i) then due and payable interest and fees under the Revolving Loan Documents; and

           (ii) then the principal amounts outstanding under the Tranche A Loans, and

           (iii) then the principal amounts outstanding under the Tranche B Loans, and

           (iv) then all other Revolving Loan Obligations and other amounts due under the Revolving Loan Documents.

          (d) For purposes of this Section 2.21, the following terms shall have the following meanings:

          "EQUITY ISSUANCE" shall mean (a) any issuance or sale by the Borrower or any of its Subsidiaries after September 30, 2001 of (i) any capital stock, (ii) any warrants or options exercisable in respect of capital stock (other than any warrants or options issued to directors, officers or employees of the Borrower or any of its Subsidiaries pursuant to employee benefit plans established in the ordinary course of business and any capital stock of the Borrower issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest), in the Borrower or any of its Subsidiaries, or (iv) to the extent not covered in subsections (a)(i) through (iii) above, the proceeds from convertible debt or debt with warrants attached thereto that provides the lender with an effective annual yield in excess of 18% (as reasonably determined by the Lender using Black-Scholl's pricing methodology), or (b) the receipt by the Borrower or any of its Subsidiaries after September 30, 2001 of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (x) any such issuance or sale by any Subsidiary of the Borrower to the Borrower or any Subsidiary of the Borrower, (y) any capital contribution by the Borrower or any Wholly Owned Subsidiary of the Borrower to any Subsidiary of the Borrower, or (z) the issuance or sale of any securities described in subsection (a) above of any of the Sun World Entities if, under the terms of the Sun World Indenture (1) the Net Available Proceeds of such issuance or sale are required to be offered to the holders of pre-existing debt obligations of any of the Sun World Entities, or (2) any of the Sun World Entities are prohibited from distributing or otherwise transferring the Net Available Proceeds to Borrower or from directly applying the Net Available Proceeds to the payment of the obligations of the Borrower .

          "METROPOLITAN WATER DISTRICT PAYMENTS" shall mean, any payments received by the Borrower or any of its Subsidiaries or Affiliates from or on account of the Metropolitan Water District of Southern California and/or the Cadiz Groundwater Storage and Dry-Year Supply Program.

          "NET AVAILABLE PROCEEDS" shall mean, (1) in the case of any Equity Issuance, the aggregate amount of all cash received by the Borrower and its Subsidiaries in respect of such Equity Issuance net of reasonable expenses incurred by the Borrower and its Subsidiaries in connection therewith, and (2) in the case of any Metropolitan Water District Payments, the aggregate amount of all cash received by the Borrower and its Subsidiaries in respect of such Metropolitan Water District Payments, but excluding out-of-pocket expense reimbursements paid to the Borrower or its subsidiaries by the Metropolitan Water District of Southern California and/or the Cadiz Groundwater Storage and Dry-Year Supply Program in an aggregate amount not to exceed $5,000,000.

          SECTION 2.22 REGISTRATION RIGHTS. Borrower hereby agrees that all Common Stock of Borrower, each of the Revolving Credit Agreement Warrants and their respective underlying shares and/or issued at any time, whether before or after the date hereof, under any of the Loan Documents, including stock issued pursuant to a Stock Payment Election in accordance with Section 2.14 of this Agreement, shall be accorded registration rights by the Borrower as set forth in the Registration Rights Addendum.

                           ARTICLE III

                 REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to the Lenders that the following representations and warranties are true and correct on the date hereof as if made on the date hereof (except, to the extent any such representations and warranties specifically refer to an earlier date, in which case, such representations or warranties are represented and warranted to be true and correct as of such earlier specified date):

          SECTION 3.01 ORGANIZATION; POWERS. Each of the Borrower and its Participating Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 3.02 AUTHORIZATION; ENFORCEABILITY. The Transactions are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03 GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority,
     (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries (except those imposed by the Loan Documents).

          SECTION 3.04   FINANCIAL CONDITION; NO MATERIAL ADVERSE
     CHANGE.

          (a) The Borrower has heretofore furnished to the Administrative Agent its consolidated balance sheet and statements of income, stockholders equity and cash flows
     (i) as of and for the fiscal year ended December 31, 2000, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2001, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          (b) Since September 30, 2001, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

          SECTION 3.05   PROPERTIES.

          (a) Each of the Borrower and its Participating Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for Permitted Encumbrances and minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b) Each of the Borrower and its Participating Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Participating Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.06   LITIGATION AND ENVIRONMENTAL MATTERS.

          (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries
     (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability,
     (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

          SECTION 3.07 COMPLIANCE WITH LAWS AND AGREEMENTS. Each of the Borrower and the Participating Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          SECTION 3.08 INVESTMENT AND HOLDING COMPANY STATUS. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.09 TAXES. Each of the Borrower and its Participating Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Participating Subsidiary, as applicable, has set aside on its books adequate reserves or
     (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $500,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $500,000 the fair market value of the assets of all such underfunded Plans.

          SECTION 3.11 DISCLOSURE. The Borrower has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 3.12 SECURITY INTERESTS. Except for (a) the filing of UCC financing statements in respect of the collateral covered by the Security Documents in the States of Delaware and California and such other applicable jurisdictions in the United States of America and (b) filing and recording of Mortgages in respect of the real property collateral in the county in which the real property is located, which filings shall have been made and be in effect on (or simultaneously with) the Effective Date, the taking of possession by the Administrative Agent of the certificates representing the shares of capital stock of the Participating Subsidiaries and various instruments pledged to it pursuant to the Pledge and Security Agreement, and the delivery of notice of the security interests granted in the accounts covered by the Pledge and

     Security Agreement to the bank or banks whereat such accounts are maintained and receipt of acknowledgements of such notices by such banks (which actions shall be effected as of or promptly following the Effective Date), no further filing or recording of any document and no other action is necessary or advisable in the States of Delaware or California or any other applicable jurisdiction in the United States of America in order to establish and perfect, under the laws of Delaware or California or such other applicable jurisdiction in the United States of America, the Administrative Agent's security interest in such collateral, to the extent required by the applicable Security Documents, on behalf of the Lenders.

          SECTION 3.13   PARTICIPATING SUBSIDIARIES.  The
     Borrower has no Participating Subsidiaries except as set forth on Schedule 3.13 hereto.

          SECTION 3.14 INACTIVE SUBSIDIARIES. The Borrower has no Inactive Subsidiaries except as set forth on Schedule
     3.14 hereto. The Inactive Subsidiaries (a) do not conduct any business activities of any type or nature, and (b) do not own or have any interest in any assets or property of any type or nature.

          SECTION 3.15    SOLVENCY.  After giving effect to
     the Transactions, (i) the assets of the Borrower, at a fair valuation, will exceed its debts, (ii) the Borrower's capital will not be unreasonably small to conduct its business, (iii) the Borrower will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature, and (iv) the then-current fair salable value of the Borrower's assets will be greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured. For purposes of this Section, "debt" means any liability on a claim, and "claim" means (x) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (y) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. For purposes of this Section, the Borrower may assume that the Loans will be refinanced on the Maturity Date.

          SECTION 3.16 EXCLUDED ITEMS. The aggregate acquisition cost of (i) all Excluded Items plus (ii) all Rolling Stock (in existence as of the Effective Date or thereafter acquired) for which the Borrower or other Obligor, as the case may be, has not granted Liens in favor of the Administrative Agent, for itself and on behalf of the Lenders, is not more than $2,000,000.

          SECTION 3.17 EQUITY ACQUISITION ASSETS. The aggregate acquisition cost of all Equity Acquisition Assets for which the Borrower or other Obligor, as the case may be, has not granted Liens in favor of the Administrative Agent, for itself and on behalf of the Lenders, is not more than $2,000,000.

          SECTION 3.18   ROLLING STOCK.  The aggregate
     acquisition cost of all Rolling Stock for which the Borrower, without the consent of the Administrative Agent, has not granted Liens in favor of the Administrative Agent, for itself and on behalf of the Lenders, is not more than $2,000,000.

          SECTION 3.19 CERTAIN ACKNOWLEDGEMENTS. The Borrower hereby expressly acknowledges and agrees that as of the Effective Date (and prior to any draw on the Tranche B Loans), the outstanding principal under the Loan Documents is in the amount of $15,000,000.00, representing the full Tranche A Commitments. The foregoing amount does not include accrued and unpaid interest from and after January 31, 2002. Further, the Borrower hereby confirms that (a) the following documents remain valid and binding agreements and/or instruments, and (b) the Borrower and, as applicable, its Participating Subsidiaries remain bound by the terms and provisions of the following documents:

          (i) the Pledge and Security Agreement (together with the share certificates representing all of the issued and outstanding shares of the Participating Subsidiaries, endorsed in blank), and the Mortgages, and/or any amendments to any such existing Loan Documents;

          (ii) the Revised and Restated Initial Draw Warrant
     Certificate;

          (iii)     the Revised and Restated Additional Draw
     Warrant Certificate;

          (iv) the Eighth Warrant Certificate;

          (v)  the Ninth Warrant Certificate;

          (vi) the Tenth Warrant Certificate;

          (vii)     the Eleventh Warrant Certificate;

          (viii) the Cadiz Reaffirmation Agreement; and

          (ix) the other Loan Documents, as amended from time to time.

          SECTION 3.20 NO SATISFACTION. The Borrower hereby expressly represents, warrants, acknowledges and agrees that nothing in this Agreement or in any document or instrument executed in connection with or pursuant to this Agreement shall constitute a satisfaction of or a novation as to all or any portion of Borrower's indebtedness under the Loan Documents. Borrower hereby unconditionally reaffirms, reconfirms and restates its obligation to pay in full the Revolving Loan Obligations arising under the Loan Documents and all other Loan Obligations to the Administrative Agent and/or the Lenders, as the case may be. Borrower hereby further acknowledges and agrees that it has no defenses to the enforcement of the Revolving Loan Obligations (or any portion thereof), or the other Loan Obligations, nor any counter-claims or claims of offset whatsoever and that neither this Agreement nor the consummation of the transactions contemplated herein will give rise to any such defenses, counter-claims or claims of offset.

                           ARTICLE IV

                           CONDITIONS

          SECTION 4.01 EFFECTIVE DATE. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

          (a) The Administrative Agent shall have received the following documents, each in form and substance satisfactory to the Administrative Agent , duly executed and delivered by all the parties thereto:

          (i)  this Agreement;

          (ii) the Borrower filed or registered certificate of incorporation, as amended, modified, restated or supplemented to the date hereof and certified as of the Effective Date as being a true and correct copy thereof by an officer of the Borrower;

          (iii) a copy, certified as of the Effective Date of the resolutions of the board of directors of the Borrower duly authorizing the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is a party, and each other document required to be executed and delivered by the Borrower pursuant to this Agreement;

          (iv) a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (o) and (q) of this Section 4.01;

          (v) Fourth Amendment to the Revolving Credit Note, in the form as attached hereto in Exhibit I;

          (vi) Fourth Modification of the Pledge and Security
     Agreement, in the form as attached hereto in Exhibit J;

          (vii) Fourth Modification of the Revolver Deed of
     Trust, in the form as attached hereto in Exhibit K;

          (viii) Fourth Modification of the Revolver SWFG Deed of
     Trust, in the form as attached hereto in Exhibit L;

          (ix) Fourth Modification of the Revolver Piute Deed of
     Trust, in the form as attached hereto in Exhibit M;

          (x) the Registration Rights Addendum, in the form as attached hereto in Exhibit H;

          (xi) the Fee Warrant Certificate, in the form as attached hereto in Exhibit D;

          (xii) the Purchaser Certificate in the form as attached hereto in Exhibit G;

          (xiii) the Additional Stock Letter Agreement, in the form as attached hereto in Exhibit A.

          (b) The Borrower shall have confirmed in writing that the following documents remain valid and binding agreements and/or instruments, which written confirmation is in form and substance satisfactory to the Administrative Agent, in its sole discretion, and that Borrower and, as applicable, its Participating Subsidiaries remain bound by the terms and provisions of the following documents:

          (i) the Pledge and Security Agreement (together with the share certificates representing all of the issued and outstanding shares of the Participating Subsidiaries, endorsed in blank), and the Mortgages, and/or any amendments to any such existing Loan Documents;

          (ii)   the Revised and Restated Initial Draw Warrant
     Certificate;

          (iii)  the Revised and Restated Additional Draw
     Warrant Certificate;

          (iv)   the Eighth Warrant Certificate;

          (v)    the Ninth Warrant Certificate;

          (vi)   the Tenth Warrant Certificate;

          (vii)  the Eleventh Warrant Certificate;

          (viii) the Cadiz Reaffirmation Agreement; and

          (ix) the other Loan Documents, as amended from time to time.

          (c) The Administrative Agent shall have received an opinion from the Borrower's counsel in form and substance satisfactory to the Administrative Agent (A) that Borrower is in good standing in the States of Delaware and California, (B) as to the due authorization, execution and delivery of this Agreement and the other Loan Documents,
     (C) that this Agreement and the other Loan Documents constitute valid, binding and enforceable obligations of Borrower, and (D) as to such other matters as the Administrative Agent shall reasonably request.

          (d) The Administrative Agent shall have received certified copies of the resolutions (in form and content satisfactory to Administrative Agent) of the Board of Directors of Borrower approving and authorizing this Agreement and the other documents executed and/or delivered in connection herewith (including each of the exhibits hereto), and the effectuation of the transactions contemplated herein and/or therein, as the case may be, and any and all actions to be taken by Borrower in furtherance and in connection with this Agreement and/or the other documents executed and/or delivered in connection herewith.

          (e) The Administrative Agent shall have received from the Delaware Secretary of State a Certificate of Good Standing with respect to Borrower and a certificate evidencing that Borrower is qualified to do business in California, all of which certificates must be in form and content satisfactory to Administrative Agent.

          (f) The Administrative Agent shall have received certificates (in form and content satisfactory to Administrative Agent) of the Secretary of Borrower, certifying as to the names and signatures of the officers authorized to sign this Agreement and the other documents to be executed and delivered on its behalf pursuant to this Agreement.

          (g) To the best of Borrower's knowledge, all real property taxes with respect to the property encumbered by any of the ING Collateral, as well as all real property taxes affecting the property encumbered by any and all deeds of trust pledged or assigned to Administrative Agent as security for the Revolving Loan Obligations (or any of them), shall have been paid prior to the date any fine, penalty, interest, late-charge or loss may be added to such taxes or charged against such real property or other ING Collateral for the non-payment or late-payment of such taxes.

          (h) The Borrower shall have caused appropriate officers of Borrower to execute and deliver to Administrative Agent such additional certificates with respect to matters relating to the transactions contemplated herein as Administrative Agent may reasonably require.

          (i) The Borrower shall have executed and delivered or caused the appropriate third parties to execute and/or deliver (in recordable form, where appropriate, and otherwise in form and content satisfactory to Administrative Agent) such other documents, instruments, agreements and writings as Administrative Agent may reasonably require in connection with the creation or continuation of any security interest(s) granted to Administrative Agent in furtherance of the transactions contemplated by this Agreement or as Administrative Agent may otherwise require in connection with the consummation of such transactions (including, without limitation, estoppel certificates, guaranty waivers, security agreements, pledges, assignments, subordination agreements, endorsements, certificates, certifications, reports, and studies).

          (j) as of the date hereof, or as soon as practicable hereafter, but in no event later than ten (10) days hereafter, UCC financing statements covering all the security interests created by or pursuant to the Pledge and Security Agreements in the collateral pledged pursuant thereto, shall have been executed and delivered by the Borrower to the Administrative Agent and such financing statements, or other statements or documents to the same purposes, shall have been duly filed in all other applicable jurisdictions in the United States of America necessary or desirable to perfect said security interests and there shall have been taken all other action as the Administrative Agent or any Lender through the Administrative Agent may reasonably request or as shall be necessary to perfect such security interests to the extent required by the applicable Security Documents.

          (k)  [Intentionally omitted].

          (l) The representations and warranties of the Borrower set forth in this Agreement and each other Loan Document shall be true and correct on and as of the Effective Date of such Borrowing.

          (m)  No Default shall have occurred and be continuing.

          (n) The Borrower shall have performed or observed and be continuing to perform each term, covenant or agreement contained in any Loan Document.

          (o) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

          (p) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

          (q) All governmental and third party approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with the Transaction, the financing contemplated hereby and the continuing operations of the Borrower shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Transactions or the financing thereof.

          (r) The Administrative Agent shall have received a "date down and modification" endorsement to each of the mortgagee title insurance policies (collectively, the "Title Policies") issued for the benefit of the Lender with respect to the Revolver Deeds of Trust, which endorsements shall
     (i) be issued by the Chicago Title Insurance Company for the benefit of the Lender and its successors and assigns,
     (ii) insure the amendments to the Revolver Deeds of Trust required to be delivered pursuant to this Section 4.01 of this Agreement and the continued priority of Revolver Deeds of Trust granted to the Lender, (iii) confirm that all real property taxes with respect to the property encumbered by the Revolver Deeds of Trust have been paid prior to the date any fine, penalty, interest, late charge or similar fine or penalty shall accrue with respect to the payment of such taxes, (iv) be otherwise in form and substance satisfactory to the Lender in its sole discretion.

          (s) The Lender shall have received confirmation, in form and substance satisfactory to the Lender, that
     (i) Borrower has paid (a) all premiums for the endorsements to the Title Policies required pursuant to Section 4.01(r) hereof and (b) all recording and filing fees relating to the recording of the amendment to the Revolver Deeds of Trust required to be delivered pursuant to this Section 4.01 of this Agreement and (ii) all amendments to the Revolver Deeds of Trust required to be delivered pursuant to this Section
     4.01 of this Agreement have been duly accepted for recording.

          (t) The Administrative Agent shall have received such other documents as the Administrative Agent may reasonably request.

     The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on March 20, 2002 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

          SECTION 4.02   EACH CREDIT EVENT.  The obligation of
     each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

          (a) The representations and warranties of the Borrower set forth in this Agreement shall be true and correct on and as of the date of such Borrowing.

          (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                            ARTICLE V

                      AFFIRMATIVE COVENANTS

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

          SECTION 5.01   FINANCIAL STATEMENTS AND OTHER
INFORMATION.  The Borrower will furnish to the Administrative
Agent and each Lender:

          (a) within 15 days following Borrower's filing each Annual Report on Form 10-K with the Commission, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 15 days following Borrower's filing each Quarterly Report on Form 10-Q with the Commission, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) concurrently with any delivery of financial statements under Subsection (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and
     (ii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (d)  [Intentionally omitted]

          (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

          (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

          SECTION 5.02   NOTICES OF MATERIAL EVENTS.  The
     Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a)  the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse
     Effect; and

          (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse
     Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03 EXISTENCE; CONDUCT OF BUSINESS. The Borrower will, and will cause each of its Subsidiaries (including Sun World, but excluding Borrower's Inactive Subsidiaries and the subsidiaries of Sun World) to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

          SECTION 5.04 PAYMENT OF OBLIGATIONS. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.05 MAINTENANCE OF PROPERTIES; INSURANCE. The Borrower will, and will cause each of its Participating Subsidiaries and SWFG to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and
     (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. Further, within ten (10) Business Days after the Effective Date, the Borrower shall provide evidence to the Administrative Agent of the insurance required to be carried pursuant to the foregoing sentence, which evidence shall be in form and substance satisfactory to, in form and substance satisfactory the Administrative Agent.

          SECTION 5.06 BOOKS AND RECORDS; INSPECTION RIGHTS. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.
     The Borrower will, and will cause each of its Subsidiaries (excluding the Sun World Entities) to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

          SECTION 5.07 COMPLIANCE WITH LAWS. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.08   USE OF PROCEEDS.  Subject to the terms
     and restrictions set forth herein, the proceeds of the Loans will be used solely for the purpose of (a) financing a

     Permitted Investment and (b) financing the working capital and general corporate needs of the Borrower. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X. Notwithstanding the foregoing, to the extent that the Borrower transfers any proceeds of the Loans to any of its Affiliates, such transfer must be a loan evidenced by a note and as properly authorized by the Board of Directors of the Borrower and the board of directors for such Affiliate; which note shall be pledged to the Borrower and constitute ING Collateral.

          SECTION 5.09 NEW SUBSIDIARIES. In the event that any Person shall become a Participating Subsidiary of Borrower after the date hereof, Borrower shall execute (or cause such other Participating Subsidiary as may be the direct parent company of the new Participating Subsidiary to execute) a Pledge and Security Agreement, as the case may be, sufficient to subject all of the capital stock of such new or additional Participating Subsidiary to a Lien in favor of the Administrative Agent, on behalf of the Lenders, and any other documents as the Administrative Agent may reasonably request from time to time in order to perfect or maintain the perfection of the Administrative Agent's Liens thereunder, each in form and substance reasonably satisfactory to the Administrative Agent.

          SECTION 5.10   ACQUISITIONS BY BORROWER.

          (a) In the event that after the date of this Agreement the Borrower acquires ownership of any additional real or personal property of any type or nature (including, but not limited to, notes or other obligations from a Subsidiary or Affiliate to Borrower), the Borrower shall promptly give written notice of such acquisition to the Administrative Agent, and if requested by the Administrative Agent at the direction of the Required Lenders, Borrower shall execute and deliver any and all Security Documents or collateral assignments, security agreements, mortgages, deeds of trust, pledge agreements, financing statements, fixture filings, notice filings or other documents as the Administrative Agent may reasonably request from time to time in order for the Administrative Agent to acquire a Lien on the property so acquired by Borrower as additional security for the obligations under this Agreement or to perfect or maintain the perfection of such Lien.

          (b)  Notwithstanding paragraph (a) of this
     Section 5.10, so long as no Event of Default is then in existence, Borrower shall not be required to deliver to the Administrative Agent any Security Documents or collateral assignments, security agreements, mortgages, deeds of trust, pledge agreements, financing statements, fixture filings, notice filings or other documents for any item of real or personal property acquired by Borrower on or after the Effective Date if both (i) the acquisition cost of each such item of real or personal property (including, but not limited to, Rolling Stock) is less than $250,000 and
     (ii) the aggregate acquisition cost of (A) all such real or personal property (including, but not limited to, Rolling Stock) in which no Lien has been granted in favor of the Administrative Agent pursuant to this paragraph (b) of this Section (collectively, the "Excluded Items") plus
     (B) Rolling Stock in existence as of the Effective Date is not more than $2,000,000. To the extent that the aggregate acquisition cost of (i) all Excluded Items plus (ii) Rolling Stock in existence as of the Effective Date is more than $2,000,000 (the "Excluded Items/Rolling Stock Threshold"), Borrower will, and will cause its Subsidiaries to, grant (and such Liens shall be deemed immediately to have been granted) Liens on such assets to the extent in excess of the Excluded Items/Rolling Stock Threshold in favor of the Administrative Agent, for itself and on behalf of the Lenders.

          (c)  Notwithstanding paragraph (a) and (b) of this
     Section 5.10, so long as no Event of Default is then in existence, Borrower also shall not be required to deliver to the Administrative Agent any Security Documents or collateral assignments, security agreements, mortgages, deeds of trust, pledge agreements, financing statements, fixture filings, notice filings or other documents for any item of real or personal property acquired on or after the Effective Date if each of the following conditions are satisfied: (a) each such item of real or personal property is acquired or purchased on or after the Effective Date solely in exchange for the Common Stock or other equity interest in the Borrower (an "Equity Acquisition Asset"),
     (b) no Lien is created, imposed, or permitted to exist on any Equity Acquisition Asset, and (c) the aggregate acquisition value of all Equity Acquisition Assets does not exceed $2,000,000. To the extent that the aggregate acquisition value of all Equity Acquisition Assets is more than $2,000,000 ("Equity Acquisition Threshold"), Borrower will, and will cause its Subsidiaries to, grant Liens (and such Liens shall be deemed immediately to have been granted) on such assets to the extent in excess of the Equity Acquisition Threshold in favor of the Administrative Agent, for itself and on behalf of the Lenders.

          SECTION 5.11 ACQUISITIONS WITH PROCEEDS OF LOANS. In the event that after the date of this Agreement, a Subsidiary or Borrower's Affiliate utilizes the proceeds of any Loans, which are either directly or indirectly transferred or otherwise forwarded to such Subsidiary or Borrower's Affiliate from Borrower, to acquire real or personal property of any type or nature, Borrower shall promptly give written notice of such acquisition to the Administrative Agent, and if requested by the Administrative Agent at the direction of the Required Lenders, Borrower shall cause such Subsidiary or Borrower's Affiliate to execute and deliver Security Documents or collateral assignments, security agreements, mortgages, deeds of trust, pledge agreements, financing statements, fixture filings, notice filings or other documents the Administrative Agent may reasonably request from time to time in order for the Administrative Agent to acquire a Lien on the property so acquired by the Subsidiary or Borrower's Affiliate as the case may be, as additional security for the obligations under this Agreement or to perfect or maintain the perfection of such Lien.

          SECTION 5.12 REVOLVING CREDIT AGREEMENT WARRANTS. On the date hereof, the Borrower shall issue the Fee Warrant Certificate and the Purchaser Certificate. The Fee Warrant Certificate shall be duly executed and registered in such name or names and in such denominations as each Lender shall have notified the Borrower and shall be deemed earned in accordance with Section 2.12 hereof and the terms and conditions of the Fee Warrant Certificate. The Borrower shall keep available for issuance upon exercise of the Fee Warrant Certificate and the other Revolving Credit Agreement Warrants a sufficient quantity of Common Stock to satisfy the exercise in full of the Revolving Credit Agreement Warrants from time to time outstanding. The Borrower will comply in all respects with its obligations under the Revolving Credit Agreement Warrants and shall take all steps as shall be necessary to insure that the Lenders and any subsequent holders of the Revolving Credit Agreement Warrants receive all of the benefits which they are intended to receive thereunder.

          SECTION 5.13 STOCK PAYMENT COMMON STOCK. On each Interest Payment Date that the Borrower has made a Stock Payment Election on account of a Borrowing, the Borrower shall issue Common Stock to the Lenders equal to the applicable Stock Payment ("Stock Payment Common Stock"). All shares of Common Stock issued pursuant to a Stock Payment shall be duly authorized, validly issued, fully paid, non-assessable, and free and clear of all Liens and other encumbrances.

          SECTION 5.14 CONVERSION SHARES. The Borrower shall keep available for issuance a sufficient quantity of Common Stock to satisfy, at all times, the exercise by any Tranche B Lender of such Tranche B Lenders' conversion rights pursuant to Section 2.07 hereof. All shares of Common Stock issued pursuant to the exercise of conversion rights under
     Section 2.07 hereof shall be duly authorized, validly issued, fully paid, non-assessable, and free and clear of all Liens and other encumbrances.

                           ARTICLE VI

                       NEGATIVE COVENANTS

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

          SECTION 6.01 INDEBTEDNESS. The Borrower will not, and will not permit any Participating Subsidiary or SWFG to, create, incur, assume or permit to exist any Indebtedness of Borrower, the Participating Subsidiaries or SWFG, except:

          (a)  Indebtedness created hereunder;

          (b) Indebtedness existing on November 25, 1997 and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

          (c) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

          (d) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary;

          (e) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and
     (ii) the aggregate principal amount of Indebtedness permitted by this Subsection (e) shall not exceed $135 million at any time outstanding;

          (f) Indebtedness of the Borrower or any Subsidiary as an account party in respect of trade letters of credit;

          (g) "Parent Permitted Debt" (as defined in the Sun World Indenture), to the extent such debt may be incurred by Borrower pursuant to the terms of the Sun World Indenture without any action or authorization by the Sun World Trustee under the Sun World Indenture or by the holders of the Sun World Notes; provided, however, no "Parent Permitted Debt" (as defined in the Sun World Indenture) may be created, incurred, assumed or permitted to exist that would have a Material Adverse Effect upon Borrower's ability to satisfy the Borrower's obligations hereunder and under the other Loan Documents;

          (h) intercompany loans payable to the Borrower that evidences the intercompany transfer of the proceeds of the Loans to affiliates of the Borrower, provided, however, that any such intercompany loan is evidenced by a note that is pledged by Borrower to and for the benefit of the Administrative Agent for account of the Lenders.

          SECTION 6.02 LIENS. The Borrower will not, and will not permit any Subsidiary (excluding the Sun World Entities) to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a)  Permitted Encumbrances;

          (b) any Lien on any property or asset of the Borrower or any Subsidiary (excluding the Sun World Entities) existing on November 25, 1997 and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secured on November 25, 1997 and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (d) Liens on assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Subsection (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 90% of the cost of acquiring, constructing or improving such assets and
     (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

          (e) Liens to the extent permitted pursuant to the terms of the Sun World Indenture without any action or authorization by the Sun World Trustee under the Sun World Indenture or by the holders of the Sun World Notes; provided that such Liens do not include any Liens on the ING Collateral; and

          (f) Liens on the Excluded Items or any portion thereof;
notwithstanding the foregoing, the Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any Equity Acquisition Asset now owned or hereafter acquired, or any proceeds thereof.

          SECTION 6.03   FUNDAMENTAL CHANGES.

          (a) The Borrower will not, and will not permit any Subsidiary, excluding the Sun World Entities, to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any substantial part of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing
     (i) any Subsidiary/Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary/Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary and (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by
     Section 6.04.

          (b) The Borrower will not, and will not permit any of its Subsidiaries (excluding the Sun World Entities) to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

          (c) Notwithstanding the foregoing, the Borrower may sell assets to the extent such sale may be consummated pursuant to the terms of the Sun World Indenture without any action or authorization by the Sun World Trustee under the Sun World Indenture or the holders of the Sun World Notes; provided that such sales do not include or affect in any manner the ING Collateral.

          (d) Unless an Inactive Subsidiary shall comply with each and every obligation that Participating Subsidiaries (either directly or indirectly) have hereunder or under any of the Loan Documents, (a) the Borrower will not permit such Inactive Subsidiary to engage in any business of any type or nature, (b) the Borrower will not permit the Inactive Subsidiaries, and will cause the Inactive Subsidiaries to refrain from, obtaining any assets or properties of any type or nature, (c) the Borrower will not permit any Inactive Subsidiary to, create, incur, assume or permit to exist any Indebtedness, and (d) the Borrower will not permit any Inactive Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues.

          SECTION 6.04 INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS. The Borrower will not, and will not permit any of its Subsidiaries (excluding the Sun World Entities) to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

          (a)  Permitted Investments;

          (b) investments by the Borrower existing on the date hereof in the capital stock, other securities or equity interests of its Subsidiaries;

          (c) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary;

          (d)  Guarantees constituting Indebtedness permitted by
     Section 6.01; and

          (e) assets acquired by Borrower solely in exchange for the equity interests of the Borrower.

          SECTION 6.05 HEDGING AGREEMENTS. The Borrower will not, and will not permit any of its Subsidiaries (excluding the Sun World Entities) to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

          SECTION 6.06 RESTRICTED PAYMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment; except that the Borrower and its Affiliates may make "Restricted Payments" (as defined in the Sun World Indenture) to the extent such payments may be effected pursuant to the terms of the Sun World Indenture without any action or authorization by the Sun World Trustee under the Sun World Indenture or by the holders of the Sun World Notes, provided, however, that no such "Restricted Payments" (as defined in the Sun World Indenture) may be made that would have a Material Adverse Effect upon Borrower's ability to satisfy the Borrower's obligations hereunder and under the other Loan Documents.

          SECTION 6.07 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.06, and
     (d) "Affiliate Transactions" (as defined in the Sun World Indenture), to the extent such transactions may be incurred by Borrower and its Subsidiaries pursuant to the terms of the Sun World Indenture without any action or authorization by the Sun World Trustee under the Sun World Indenture or by the holders of the Sun World Notes, provided, however, that no such "Affiliate Transactions" (as defined in the Sun World Indenture) may be undertaken that would have a Material Adverse Effect upon Borrower's ability to satisfy the Borrower's obligations hereunder and under the other Loan Documents.

          SECTION 6.08 RESTRICTIVE AGREEMENTS. The Borrower will not, and will not permit any of its Subsidiaries (excluding the Sun World Entities) to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary (excluding the Sun World Entities) to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary (excluding the Sun World Entities) to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement or any other Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on November 25, 1997 identified on
     Schedule 6.08 (but shall apply to any amendment or modification expanding the scope of any such restriction or condition), (iii) except as may be required pursuant to
     Section 5.10 hereof, the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) except as may be required pursuant to Section 5.10 hereof, Subsection (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and
     (v) except as may be required pursuant to Section 5.10 hereof, Subsection (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

          SECTION 6.09 USE OF PROCEEDS. Borrower shall not use the proceeds of any of the Loans for any purpose other than as and to the extent permitted by Section 5.08 hereof.

          SECTION 6.10   MANAGEMENT FEES FROM SUN WORLD.
     Borrower shall not, and will cause Sun World to refrain from taking any action to, either directly or indirectly, amend, modify, alter or voluntary terminate or suspend the Borrower/Sun World Services Agreement in any manner that would restrict, limit, affect, modify, suspend or terminate Borrower's right to receive at least $1,500,000.00 annually for management fees paid by Sun World to Cadiz under the terms of the Cadiz/Sun World Services Agreement.

                           ARTICLE VII

                        EVENTS OF DEFAULT

     If any of the following events ("Events of Default") shall occur:

          (a) the Borrower shall fail to pay any principal of, or interest on, any Loan or any fee or any other amount payable under this Agreement or any other Loan Document when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (c) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02,
     5.03 (with respect to the Borrower's existence) or 5.08 or in Article VI;

          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clauses (a), (b) or (c) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

          (e) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable; provided that this clause (e) shall not apply solely by reason of a failure to make a payment when and as the same shall become due and payable under the Sun World Indenture or other Sun World Documents unless (i) such failure would cause an Event of Default hereunder pursuant to a Section other than this Section (e), (ii) the Sun World Notes or any of the obligations under the Sun World Documents to the Sun World Trustee or the holders of the Sun World Notes have been accelerated pursuant to the provisions of the Sun World Indenture or otherwise, (iii) the Sun World Trustee and/or any of the holders of the Sun World Notes have instituted legal proceedings to enforce the Sun World Notes, the Sun World Indenture, or any obligations referred to in any of the Sun World Documents, (iv) the Sun World Trustee and/or any of the holders of the Sun World Notes have commenced foreclosure proceedings (judicial or nonjudicial) with respect to any collateral held as security for the obligations under the Sun World Documents, or (v) such failure to make payments has a Material Adverse Effect upon Borrower's ability to satisfy its obligations under this Agreement or any other Loan Document (as determined solely in the Administrative Agent's reasonable judgment); provided further that this clause (e) shall not apply solely by reason of a failure to make a payment when and as the same shall become due and payable under any other Sun World Indebtedness unless (i) such failure would cause an Event of Default hereunder pursuant to a Section other than this Section (e),
     (ii) such Sun World Indebtedness have been accelerated pursuant to the terns thereof or otherwise, (iii) the holders of such Sun World Indebtedness or any agent therefor have instituted legal proceedings to enforce such Sun World Indebtedness, (iv) the holders of such Sun World Indebtedness or any agent therefor have commenced foreclosure proceedings (judicial or nonjudicial) with respect to any collateral held as security for such Indebtedness, or (v) such failure to make payments has a Material Adverse Effect upon Borrower's ability to satisfy its obligations under this Agreement or any other Loan Document (as determined solely in the Administrative Agent's reasonable judgment).

          (f) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; provided further that this clause (f) shall not apply solely by reason of an "Event of Default" under the Sun World Indenture or other Sun World Documents unless (i) such event would cause an Event of Default hereunder regardless of its classification as an "Event of Default" under the Sun World Indenture or other Sun World Documents, (ii) the Sun World Notes or any of the obligations under the Sun World Documents to the Sun World Trustee or the holders of the Sun World Notes have been accelerated pursuant to the provisions of the Sun World Indenture or otherwise, (iii) the Sun World Trustee and/or any of the holders of the Sun World Notes have instituted legal proceedings to enforce the Sun World Notes, the Sun World Indenture, or any obligations referred to in any of the Sun World Documents, (iv) the Sun World Trustee and/or any of the holders of the Sun World Notes have commenced foreclosure proceedings (judicial or nonjudicial) with respect to any collateral held as security for the obligations under the Sun World Documents, or (v) such event has a Material Adverse Effect upon Borrower's ability to satisfy its obligations under this Agreement or any other Loan Document (as determined solely in the Administrative Agent's reasonable judgment); provided further that this clause (f) shall not apply solely by reason of an "Event of Default" under any other Sun World Indebtedness unless
     (i) such event would cause an Event of Default hereunder regardless of its classification as an "Event of Default" for such other Sun World Indebtedness, (ii) such Sun World Indebtedness has been accelerated pursuant to the terms thereof or otherwise, (iii) the holders of such Sun World Indebtedness or any agent therefor have instituted legal proceedings to enforce the Sun World Indebtedness, (iv) the holders of such Sun World Indebtedness or any agent therefor have commenced foreclosure proceedings (judicial or nonjudicial) with respect to any collateral held as security for such Indebtedness, or (v) such event has a Material Adverse Effect upon Borrower's ability to satisfy its obligations under this Agreement or any other Loan Document (as determined solely in the Administrative Agent's reasonable judgment).

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h)  the Borrower or any Subsidiary shall
     (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,
     (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (i) the Borrower or any Subsidiary (other than PSWRI and SWFG) shall become unable, admit in writing or fail generally to pay its debts as they become due;

          (j) one or more judgments for the payment of money in excess of insurance coverage in an aggregate amount in excess of $500,000 shall be rendered against the Borrower, any Participating Subsidiary, SWFG or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Participating Subsidiary to enforce any such judgment;

          (k) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

          (l)  a Change in Control shall occur;

          (m) any of the Security Documents shall for any reason cease to be a valid perfected security interest in favor of the Administrative Agent, for itself and on behalf of the Lenders, in the Borrower's right, title and interest in and to the collateral subject thereto (subject only to Permitted Encumbrances), to the extent required by such Security Document, and in the case of any Mortgage, such cessation continues unremedied for more than 10 days; or

          (n) an "Event of Default" shall have occurred and be continuing under any other Loan Document;

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. In addition to any other remedies available to the Administrative Agent and the Lenders hereunder or at law or otherwise, if an Event of Default shall have occurred and so long as the same shall be continuing unremedied, then and in every such case, the Administrative Agent and the Required Lenders may exercise any or all of the rights and powers and pursue any and all of the remedies set forth in any Security Document in accordance with terms thereof.

                          ARTICLE VIII

                    THE ADMINISTRATIVE AGENT


          SECTION 8.01   APPOINTMENT, POWERS AND IMMUNITIES.
Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and by the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

          SECTION 8.02 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Lender serving as the Administrative Agent hereunder and under the other Loan Documents shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Lender and its Affiliates may lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder. In that regard, the terms "Lenders", "Required Lenders", or any similar terms used herein shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may lend money to, and generally engage in any kind of financial, financial advisory or other business with the Borrower or any Affiliate of the Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

          SECTION 8.03 NATURE OF DUTIES OF ADMINISTRATIVE AGENT. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein or in any other Loan Document, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Lender serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement,
(ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          SECTION 8.04 CERTAIN RIGHTS OF ADMINISTRATIVE AGENT. If the Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, but subject to the terms of Section 9.02 hereof, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

          SECTION 8.05 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not
                             Page 62

taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent pursuant to Section 9.04 below. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or any Note issued in exchange therefor.

          SECTION 8.06 SUB-AGENTS. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          SECTION 8.07 RESIGNATION BY ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

          SECTION 8.08 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

          SECTION 8.09   SECURITY DOCUMENTS.

          (a) Each Lender hereby authorizes the Administrative Agent to enter into each of the Security Documents and to take all actions contemplated thereby. All rights and remedies under the Security Documents may be exercised by the Administrative Agent for the benefit of the Lenders and the other beneficiaries thereof upon the terms thereof.
     With the consent of the Required Lenders, the Administrative Agent may assign its rights and obligations as Administrative Agent under any of the Security Documents to any Affiliate of the Administrative Agent, and such Affiliate thereafter shall be entitled to (i) all the rights of the Administrative Agent under the applicable Security Document and (ii) all rights hereunder of the Administrative Agent with respect to the applicable Security Document.

          (b) In each circumstance where, under any provision of any Security Document, the Administrative Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Administrative Agent under such Security Document, the Administrative Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, with the consent of and at the direction of the Required Lenders; provided, however, that no such consent of the Required Lenders shall be required with respect to any consent, determination or other matter that is, in the Administrative Agent's judgment, ministerial or administrative in nature. In each circumstance where any consent of or direction from the Required Lenders is required, the Administrative Agent shall send to the Lenders a written notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Administrative Agent's proposed course of action with respect thereto. In the event the Administrative Agent shall not have received a response from any Lender within five (5) Business Days after the giving of such notice, such Lender shall be deemed to have agreed to the course of action proposed by the Administrative Agent.

                           ARTICLE IX

                          MISCELLANEOUS


          SECTION 9.01 NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a)  if to the Borrower, to it at:

               Cadiz Inc.
               Attn:  Chief Financial Officer
               100 Wilshire Blvd.
               Sixteenth Floor
               Santa Monica, CA 90401-1111
               Telephone No.:  310-899-4700
               Facsimile No.:  310-899-4752
with a copy to:

Howard Unterberger, Esq.
Miller & Holguin
               1801 Century Park East
               Seventh Floor
               Los Angeles, CA 90067
               Telephone No.:  310-556-1990
               Facsimile No.:  310-557-2205

          (b)  if to the Administrative Agent, to it at:

               ING Baring (U.S.) Capital LLC
               135 E. 57th Street
               New York, NY 10022-2101
               Attention:  Joan Chiappe, Vice President
               Reference:  Cadiz
               Telephone No.:  212-409-1742
               Facsimile No.:  212-371-9295

          with a copy to:

               Cadwalader, Wickersham & Taft
               100 Maiden Lane
               New York, New York 10038
               Attention: Michael J. Edelman, Esq.
               Telephone No.: 212-504-6000
               Facsimile No.:      212-504-6666

          (c)  if to ING, as a Lender, to it at:

               ING Baring (U.S.) Capital LLC
               135 E. 57th Street
               New York, NY 10022-2101
               Attention:  Joan Chiappe, Vice President
               Reference:  Cadiz
               Telephone No.:  212-409-1742
               Facsimile No.:  212-371-9295

          with a copy to:

               Cadwalader, Wickersham & Taft
               100 Maiden Lane
               New York, New York 10038
               Attention: Michael J. Edelman, Esq.
               Telephone No.: 212-504-6000
               Facsimile No.:      212-504-6666

          (d) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative
     Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.


          SECTION 9.02   WAIVERS; AMENDMENTS.

          (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,
     (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section 9.02 or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or (vi) release any security interest in any material collateral for the obligations evidenced by the Loan Documents (except in accordance with the Loan Documents) without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

          SECTION 9.03   EXPENSES; INDEMNITY; DAMAGE WAIVER.

          (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 9.03, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

          (b) The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated therein, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby,
     (ii) any Loan or the use of the proceeds therefrom,
     (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

          (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

          (e) All amounts due under this Section 9.03 shall be payable promptly after written demand therefor.

          SECTION 9.04   SUCCESSORS AND ASSIGNS.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld),
     (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,000,000 unless each of the Borrower and the Administrative Agent otherwise consents, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $1,000, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other financial institutions (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to
     Section 2.18(c) as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 9.05 SURVIVAL. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration of the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 9.06   COUNTERPARTS; INTEGRATION;
     EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.07 SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.08 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 9.09   GOVERNING LAW; JURISDICTION; CONSENT TO
     SERVICE OF PROCESS.

          (a) This Agreement shall be construed in accordance with and governed by the law of the State of California.

          (b)  The Borrower hereby irrevocably and
     unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of (i) the Supreme Court of the State of New York sitting in New York County, (ii) the United States District Court of the Southern District of New York, (iii) any United States federal court sitting in the Central District of California, or (iv) any other court of appropriate jurisdiction sitting in the County of Los Angeles, City of Los Angeles, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or California Court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

          (c)  The Borrower hereby irrevocably and
     unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.
     Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in
     Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD

     NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE
     FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER
     PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS
     AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND
     CERTIFICATIONS IN THIS SECTION 9.10.

          SECTION 9.11 HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12   CONFIDENTIALITY.  Each of the
     Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process,
     (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information
     (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; provided, however, that such information, to the Administrative Agent's or Lender's knowledge, without any duty of inquiry, has not been provided in violation of any obligation owed by the source thereof to the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 9.13 FORECLOSURE OF CADIZ/SUN WORLD LEASE. If, in enforcing remedies hereunder, the Administrative Agent or a Lender forecloses on the property subject to that certain Cadiz/Sun World Lease, whether judicially or non-judicially, or obtains title to such property by deed in lieu of foreclosure, by purchase, or otherwise, then (a) so long as Sun World is not in default under the Cadiz/Sun World Lease: (i) Sun World and the Sun World Trustee under the Sun World Indenture shall be named or joined in any foreclosure, trustee's sale or other proceeding only if required by law; and (ii) the enforcement of any remedies hereunder that effects a transfer of title to the property subject to the Cadiz/Sun World Lease shall not terminate the Cadiz/Sun World Lease nor terminate nor affect in any manner the lien of the Sun World Trustee thereon, nor disturb Sun World in the possession and use of the property subject thereto.

          SECTION 9.14   WAIVER OF ANTI-DEFICIENCY PROTECTION.
     Borrower hereby waives, as to this Agreement and any and all Loan Documents heretofore or hereafter executed in connection with the Transactions any defense, protection or right under:

          (a)  California Code of Civil Procedure ("CCP")
               Section 580(d) concerning the bar against rendition of a deficiency judgment after foreclosure under a power of sale;

          (b) CCP Section 580(a) purporting to limit the amount of a deficiency judgment which may be obtained following exercise of a power of sale under a deed of trust; and

          (c) CCP Section 726 concerning exhaustion of collateral, the form of foreclosure proceedings with respect to real property security located in California and otherwise limiting the amount of a deficiency judgment which may be recovered following completion of judicial foreclosure by reference to the "fair value" of the foreclosed collateral.

          SECTION 9.15 COSTS BORNE BY NON-PREVAILING PARTY. In the event of any dispute with respect to this Agreement or any other Loan Document, the prevailing party shall be entitled to recover from the non-prevailing party all costs and attorneys' fees.

          SECTION 9.16   INTEREST RATE LIMITATION.
     Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 9.17 STATUS OF ING. ING hereby represents to the Borrower that it is not a Foreign Lender.

          SECTION 9.18 AMENDMENTS TO SUN WORLD INDENTURE. An amendment or modification of the Sun World Indenture will be a Non-Adverse Amendment only upon the satisfaction of each and every one of the following conditions (such amendment or modification that satisfies all of the following requirements, a "Non-Adverse Amendment"):

          (a) the Borrower, in accordance with Section 9.01 of this Credit Agreement, gives notice of, and delivers to, the Administrative Agent, a true and correct copy of such amendment or modification;

          (b) as determined solely in the Administrative Agent's reasonable judgment, the terms of the amendment or modification of the Sun World Indenture do not, and will not, adversely affect either (i) the ability of the Borrower or the other Obligors to satisfy their respective obligations under this Credit Agreement and/or the other Loan Documents or (ii) the rights of the Administrative Agent or Lenders hereunder or under the other Loan Documents; and

          (c)  such amendment or modification of the Sun World
               Indenture is validly effected and becomes effective pursuant to the terms of the Sun World
               Indenture.

     The failure of the Borrower to notify, and deliver to, the Administrative Agent any amendment or modification of the Sun World Indenture will preclude such amendment or modification from being a Non-Adverse Amendment until each of the requirements set forth in the previous sentence are satisfied. If, however,

          (x) the Borrower gives notice of, and delivers to, the Administrative Agent, a true and correct copy of an amendment or modification to the Sun World
               Indenture; and

          (y) the Administrative Agent does not notify the Borrower within five (5) Business Days after the Administrative Agent's receipt of the documents set forth in subclause (x) above that the amendment or modification (in the Administrative Agent's reasonable judgment) has or will have an adverse effect upon (i) the ability of the Borrower or the other Obligors to satisfy their respective obligations under this Credit Agreement and/or the other Loan Documents or (ii) the rights of the Administrative Agent or Lenders hereunder or under the other Loan Documents;

then such amendment or modification of the Sun World Indenture shall be deemed to be a Non-Adverse Amendment for all purposes hereunder. Notwithstanding the foregoing, and without requiring any action by the Borrower or the Administrative Agent, any amendments or modifications of the Sun World Indenture that may be validly effected pursuant to the terms of the Sun World Indenture without any action or authorization by the holders of the Sun World Notes (or any portion of such holders) shall also be deemed to be a Non-Adverse Amendment provided that such amendment or modification does not, and will not, in the Administrative Agent's reasonable judgment, adversely affect
(i) Borrower's ability to satisfy the Borrower's obligations hereunder and under the other Loan Documents or (ii) the rights of the Administrative Agent or Lenders hereunder or under the other Loan Documents.

          SECTION 9.19 GENERAL RELEASE. In consideration of the amendments, waivers, consents, and the other terms and provisions of this Agreement and the other Loan Documents, Borrower, on behalf of itself, its agents, successors, assigns, subsidiaries, partners and Affiliates hereby fully release and forever discharge the Administrative Agent, the Lenders and each of their agents, consultants, heirs, successors, assigns, Affiliates, directors, officers, employees, shareholders, executives, servants, attorneys, accountants, representatives and other related persons (collectively, the "Released Parties") from any and all rights, claims, demands, actions, causes of action, costs, losses, suits, liens, debts, damages, judgments, executions and demands of every nature, kind and description whatsoever, whether now known or unknown, either at law, in equity or otherwise, which Borrower or any of its agents, successors, assigns, subsidiaries, partners and/or Affiliates ever had or may have against the Administrative Agent, the Lenders or the other Released Parties, including, without limitation, all claims arising under or in connection with the Loan Documents, and/or in connection with the dealings between the parties up to and including the closing of the transactions contemplated in this Agreement and all claims which have arisen or may arise in any other way whatsoever; provided that nothing herein shall be deemed to release the Administrative Agent, the Lenders or any other Released Party from any liability or obligations arising in connection with facts or circumstances which occur or arise for the first time after the Effective Date.

It is further understood and agreed that the foregoing general release extends to all claims of every kind and nature whatsoever, known, suspected or unsuspected, liquidated or contingent, foreseen or unforeseen, and Borrower and its agents, successors, assigns, subsidiaries, partners and Affiliates hereby waive all rights under Section 1542 of the California Civil Code.
Section 1542 of the California Civil Code provides as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR
DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF
EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY
AFFECTED HIS SETTLEMENT WITH DEBTOR."

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              CADIZ INC.,
                              the Borrower
                              By: /s/ Stanley E. Speer
                              -------------------------
                                    Stanley E. Speer
                                    Chief Financial Officer

                              ING BARING (U.S.) CAPITAL LLC,
                              Individually and as
                              Administrative Agent

                              By:  /s/ William Soto
                                   ------------------------
                                   Name:  William Soto
                                   Title:  Vice PResident